Carco Group, Inc. Lease                                            Page  1 of 21


                                ADDENDUM TO LEASE
                                     Between
                        GYRODYNE COMPANY OF AMERICA, INC.
                                   (Landlord)
                                       and
                                CARCO GROUP, INC.
                                    (Tenant)

SECTION I - UTILITIES AND SERVICE

1. CUSTODIAL SERVICES -The Landlord will, at its expense, provide custodial services to the common rest rooms and the common corridors leading to the demised premises. Tenant shall not permit window cleaning or other exterior maintenance and/or janitorial services in and for the premises to be performed, except by such person(s) as shall be approved by Landlord and except during reasonable hours designated for such purposes by Landlord.

2.    PARKING - Void.

3. ELECTRICITY - The electric power for the demised premises will be provided via the Landlord's "house" meter(s) and the Tenant shall be billed, by the Landlord, on the basis of the kilowatt consumption and demand recorded by the meter(s) at the prevailing LIPA rate in effect at the time of the meter reading by the Landlord.

4. LIGHT FIXTURES - The Landlord warrants that any overhead lighting fixtures including fluorescent tubes shall be in good working condition at the time the Tenant commences initial occupancy of the demised premises and for one month thereafter. Subsequently, the Tenant shall be responsible, at its expense, for the replacement of tubes and/or ballasts. Tenant shall, at the end of tenancy, return to the Landlord all lighting fixtures with lamps and ballasts in good operating condition. In the event Tenant vacates the premises and repairs/replacements are required, Landlord shall bill Tenant for any and all work performed on the lighting fixtures to restore them to their original condition less normal wear and tear.

5. AIR CONDITIONING MAINTENANCE - There are two existing 10 ton roof air conditioning systems that serve the demised premises. The Tenant shall have the option to utilize this system provided the Landlord is notified by the Tenant, not later than April 1st of each year, that said systems will be used. The Landlord shall maintain service, repair, and replace parts as needed to keep this system in good operating condition. For this service, there will be an annual charge of $1,000.00*2=$2,000.00 payable to the Landlord by April 1st of each year during the term period of this lease.


Carco Group, Inc. Lease                                             Page 1 of 21

Carco Group, Inc. Lease                                             Page 5 of 21


      Number of Main Gate Keys:   ( )
                               --
SECTION II - REPAIRS, ACCESS, FORCED ENTRY, AND RIGHT OF RECOVERY

1. STRUCTURAL REPAIRS - Notwithstanding terms and condition contained in the second Covenant of the preprinted portion of the Lease, the Landlord will be responsible for all structural repairs to the demises area, and for the maintenance of the exterior of the building in which the demised premises are located which repairs were not necessitated or otherwise caused by any act of the Tenant, its servants, agents and/or employees, invitees, subtenants and/or licensees.

2. MAINTENANCE OF EQUIPMENT AND FIXTURES - It is mutually agreed and understood that with respect to all equipment and fixtures as exists in the demised premises, the Tenant is responsible for maintaining same in safe working condition. Said equipment and fixtures are deemed to include, but not be limited to, light fixtures, fire alarms, personnel and overhead doors, and fire extinguishers. Tenant agrees to hold harmless, defend, and indemnify Landlord from any and all claims arising from direct, indirect, or consequential injury or damage to any party, either personal or property, which injury or damage may have been a result of Tenant's failure to adequately maintain said equipment and/or fixtures.

3. ACCESS FOR INGRESS AND EGRESS - The sidewalks, stoops, areas, entry, vestibules, passages, corridors, halls, elevators and stairways of the demised premises and common areas shall not be encumbered or obstructed by Tenant, its agents, clerks, servants or customers or be used by them for any other purpose than for ingress and egress to and from the demised premises. The demised premises may not be cluttered by boxes, garbage or other material. If Landlord directs that any of the foregoing items be removed from the demised premises, Tenant shall promptly comply with such direction.

4. REPAIRS AND EMERGENCY ACCESS - Tenant shall permit Landlord and/or its designee to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires, in, to and through the premises, as and to the extent that Landlord may now or hereinafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the premises are located or any other portion of Flowerfield. All such work shall be done, so far as practicable, in such manner as to avoid interference with Tenant's use of the premises. Notwithstanding anything else contained herein to the contrary, in the event of an emergency, Landlord may enter the premises of the Tenant immediately and Tenant shall cooperate with the Landlord in providing said immediate access.

5. PRIVACY AND FORCED ENTRY - It is agreed and understood that if Tenant changes or adds additional locks to any entrance or egress from the demised premises, then Tenant shall provide Landlord with a key or a combination to be utilized for access purposes. All locks changed must be returned to the Landlord for reinstallation, at Tenant's expense, at the end of tenancy. In the event a situation arises which in the opinion of the Landlord or


Carco Group, Inc. Lease                                             Page 5 of 21

Carco Group, Inc. Lease                                             Page 6 of 21


      Public Safety Officials (Police, Fire Dept., Code Enforcement, etc.) necessitates entrance to the premises during a period when Tenant is not available to provide access, and Tenant has not provided said key or combination, then any expenses resulting from damage to the premises required by a forced entry shall be borne solely by the Tenant. The addition of locks and/or security devices shall be deemed to be an alteration as defined under Section III of this Addendum, and therefore, subject to all the provisions governing alterations and reversion.

6. No RENT ABATEMENT - No diminution or abatement of rent, or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its fixtures nor for any space taken to comply with any law, ordinance or other governmental authority. In respect to the various "services" if any, herein expressly or impliedly agreed to be furnished by Landlord to Tenant, it is agreed that there shall be no abatement of the rent or any other compensation for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing parts, supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. Landlord shall not be required to furnish and Tenant shall not be required to receive any such "services" during any period wherein the Tenant shall be in default in payment of rent. Neither shall there be diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date of commencement of the lease term.

7. MAINTENANCE BY LANDLORD DURING TENANCY AND TENANT'S RIGHT OF RECOVERY - Paragraph thirteen of the preprinted portion of the Lease is hereby amended to add the following: "Tenant shall have no right of recovery against Landlord in the event of loss or damage to the property and/or business of the Tenant resulting from fire, or other casualty or cessation and/or interruption of Tenant's business due to repairs and/or interruption of Tenant's business due to repairs and/or compliance with mandated items required on the part of the Landlord. Tenant hereby agrees to provide access to premises for Landlord to comply with its obligations as aforesaid, the time and duration of said access to be at the sole discretion of the Landlord who will proceed in as reasonable a manner as possible under the circumstances. It is hereby agreed that the Landlord's determination shall be conclusive and binding on all parties hereto."

8. ACCESS AT END OF TENANCY - It is mutually agreed and understood that in order for Landlord to relet the premises to a new tenant on the first day of the month immediately following the vacation date stipulation in
      Section VI paragraph #1 of this addendum, Landlord shall require and be granted by Tenant, during normal working hours, unhindered access to the demised premises during the last week of tenancy for the express purpose of making repairs, which repairs shall include, but not be restricted to: dry wall patching, spackling, painting, floor cleaning, equipment servicing, pipe repairs, and HVAC maintenance.


Carco Group, Inc. Lease                                             Page 6 of 21

Carco Group, Inc. Lease                                             Page 7 of 21


SECTION III - ALTERATIONS

1. CONSENT BY LANDLORD AND PERMITS - It is hereby covenanted and agreed that the Tenant shall not make alterations to any building(s) and/or property Tenant has rented or has been given access to by the Landlord without the express written consent of the Landlord. In the event Tenant is authorized to make alterations, then Tenant shall be responsible for all permits and inspections as may be required by state and local building codes. If as a cause of Tenant's alterations and the governing ordinances shall require, Tenant shall secure as necessary, either a current Certificate of Occupancy or a Certificate of Conformance for the demised premises.

      (a) CONTRACTOR'S INSURANCE - Prior to commencement of any work by or for Tenant, Tenant shall furnish Landlord certificates evidencing the existence of the following insurance:

            (1) Worker's Compensation and New York State Disability Insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises.

            (2) General liability insurance naming Landlord its designees, and Tenant as insureds, with limits of not less than $1,000,000 in the event of bodily injury to one person and not less than $2,000,000 in the event of bodily injury to any number of persons in any one occurrence, and with limits of not less than $100,000 for property damage. Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all times when the work to be performed for or by Tenant is in progress. All such insurance shall be in a company authorized to do business in New York, and all policies, or certificates therefore, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord.

                  Tenant agrees to compensate Landlord for the purpose of reviewing plans and Tenant shall pay for all reasonable costs incurred resulting from such review and inspections as Landlord may require.

      (b) ELECTRICAL SYSTEM - The Tenant shall not, under any circumstances, make changes to the existing electrical service servicing the premises, the internal wiring leading from the distribution box/boxes to overhead lights, wall outlets, buss ducts, etc., without the prior written authorization of the Landlord. It is agreed that all electrical work shall be done by a licensed electrician and said work, at Landlord's sole discretion, may require Tenant to obtain New York Board of Fire Underwriter approval.

      (c) CARPETING - If the Tenant elects to install carpeting to cover any floor section(s) of the premises, a water soluble glue must be used to prevent damage to the floor in


Carco Group, Inc. Lease                                             Page 7 of 21

Carco Group, Inc. Lease                                             Page 8 of 21


            the event said carpeting is subsequently removed. Any such damage shall be considered the fault of the Tenant who will be responsible for any and all incurred expenses to restore the floor to its original condition. In the event Tenant occupies the demised premises with a carpet already "in-place" which the Tenant finds acceptable, then, if required at the end of tenancy, disposal of the in-place carpet shall be deemed to be Tenant's responsibility as set forth above for new installations.

      (d) EXTERIOR ARCHITECTURE - Tenant shall not change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the premises or of the building in which that same are located, or any part thereof.

      (e) SIGNS - Notwithstanding terms and conditions contained in the third Covenant of the preprinted portion of the Lease, Tenant shall be permitted to affix to the building an identification sign provided the design, color, and composition (includes neon type signs) are approved by the Landlord in writing. Landlord shall provide Tenant with the appropriate dimensions for the sign predicated on the building exterior geometry and the size of the demised premises. In no event shall the sign be larger than eight square feet of total area. Tenant must submit a sketch or photo of the proposed sign for approval. Placement of the sign will be at the sole discretion of the Landlord. No other signs are permitted in, about, or on the Flowerfield Park grounds unless specifically approved in writing by the Landlord. Landlord reserves the right to remove any nonconforming sign(s) and Tenant agrees to indemnify Landlord against any claims for any damages arising either directly, indirectly, or consequentially from any acts of Landlord in regards to the removal of said nonconforming sign(s). Tenant waives any and all claims against Landlord for the removal of any nonconforming signs.

            Tenant shall be entitled to a name-location plate on the main directory sign at no cost to the Tenant. The plate shall be consistent with other plates on the sign in both overall size, color, and layout. In the event Landlord does not provide said plate, Tenant agrees that its only remedy shall be solely the cash value of the plate itself. Landlord's acceptance of any name for listing on the Flowerfield Park Directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, if such covenants be applicable, to any sublease, assignment, or other occupancy of the demised premises.

      (f) TRADE FIXTURES - It is mutually agreed and understood that Tenant has caused to be installed; assumed in place either by purchase, lease, rental, default, or other manner; or otherwise has the exclusive use of the herein defined trade fixtures listed below but not restricted to the following:

                                    SHELVING

            It is agreed that it shall be Tenant's sole financial responsibility to remove Tenant's trade fixtures as have been defined herein. Tenant shall be solely responsible for


Carco Group, Inc. Lease                                             Page 8 of 21

Carco Group, Inc. Lease                                             Page 9 of 21


            reverting the demised premises to its original condition after vacation at the end of tenancy unless Landlord has directed, in writing, that certain improvements associated with the installation of the trade fixtures are considered attached to the freehold and, therefore, property of the Landlord.

      (g) REMOVAL AND REVERSION - It is further agreed that Tenant shall not remove or cause to be removed any fixtures, wiring, electrical panels, plumbing, fans, equipment, water pipes, or any other installation that was "in place" in or about the demised premises at the onset of tenancy without the express written consent of the Landlord. Any and all improvements, changes, and/or additions to the demised premises shall be removed at Tenant's expense or left in place at the sole discretion of the Landlord. In no event may Tenant remove any electrical equipment that was in place in the demised premises prior to Tenant's tenancy.

            It is further agreed that if the herein defined lease shall be a successor to or in lieu of another lease between Landlord and Tenant for these demised premises and said prior lease would run continuously or concurrently if not terminated, it is understood that Landlord does not waive nor is Landlord diminished with respect to any claims for removal or reversion which may have been perfected by any prior lease, as stipulated herein, by virtue of this lease.

            At the end of the Tenancy, the demised premises and all improvements comprising a part thereof will be delivered to Landlord in broom clean condition, vacant and together with all keys to the demised premises.

2. LANDLORD's Work LETTER (EXHIBIT "A") - Landlord will perform all work detailed in Landlord's Work Letter (Exhibit "A") dated March 18, 1999 in consideration of Tenant's agreement to relocate from the premises currently leased by Tenant in Landlord's Building #1 to subject premises in Building #7.

SECTION IV - USE RESTRICTIONS

1. ZONING - It is mutually agreed and understood that in the event the Tenant's use of the premises is held to be in violation of the Town or Local law or ordinances, the lease shall be considered and will be terminated by mutual consent and there shall be no further obligation on the part of either Landlord or Tenant.

      VARIANCE OR SPECIAL EXCEPTION - TENANT - In the event a variance or special exception is required by the zoning ordinances for the specific use provision or occupancy required by Tenant, any and all costs, such as filing and legal fees, related to the filing and/or securing of a variance or special exception shall be borne solely by the Tenant.

      VARIANCE OR SPECIAL EXCEPTION - LANDLORD - Landlord warrants to make available existing, on a best efforts basis, survey maps, building permits, Certificates of


Carco Group, Inc. Lease                                             Page 9 of 21

Carco Group, Inc. Lease                                            Page 10 of 21


      Occupancy, and other documents required by Tenant in its filing. There shall be no warranty, either express or implied, that documents, if any, tendered by Landlord shall be complete, ample, or sufficient for the purposes required by the Tenant. Landlord, at its sole discretion, may elect not to permit tenancy if restrictive covenants are attached to the variance or special exception such that observance of the restrictive covenants would negatively impact Landlord or other tenants at Flowerfield.

2. SUBLET - The Tenant shall not have the right to sublease any part of the demised premises.

3. NON - NUISANCE - The Tenant agrees to conduct its work operations within the demised premises in such manner as to be considered nuisance-free to other Tenants, Landlord's neighbors, and the Landlord, and to perform good "housekeeping" practices in order to satisfactorily conform to the Town of Smithtown, County of Suffolk, and State of New York applicable laws and ordinances. As the demised premises will be subject to periodic, unannounced inspection by the Building, Environmental, and fire Inspectors having the authority to cite any found violations which might have a detrimental effect on the Tenant, the Landlord, or other tenants' business operation, Landlord's neighbors or fire insurance premium rates, the Landlord reserves the right to conduct its own inspections and request the Tenant to take any required corrective action. In the event the Tenant, upon receipt of a violation notice from Town, County, or State Officials; Fire Insurance Underwriter inspectors; or the Landlord, fails to correct the condition, then the Tenant shall be considered to have violated the terms and conditions of this lease thus causing its termination as a contractual agreement between the Tenant and the Landlord. Any fees or penalties assessed by any municipal authority shall be paid for by Tenant.

4. PAINT SPRAYING - Tenant and Landlord mutually agree that Tenant will not perform any paint spraying in the demises premises unless the Tenant has a paint spray booth that meets Federal, State and Local safety and fire requirements and the express written consent of the Landlord. Further it is agreed that Tenant shall handle all flammable materials in a manner consistent with Local and State fire regulations, and will utilize the appropriate safety cans designed for specific flammable materials and a properly vented safety storage cabinet for the storage of flammable materials.

      ACTIVITY RESTRICTIONS - The Tenant further agrees that he will not engage in any of the following activities without the prior knowledge and written consent of the Landlord:

      (a) No Fire Sale: Conduct or permit any fire, bankruptcy, auction, or "going out of business" sale (whether real or fictitious) in the premises, or utilize any unethical method of business operation.

      (b) Not Use Building Apron: Use, or permit to be used, the sidewalk adjacent to, or any other space outside, the premises for display, sale or any other similar undertaking.


Carco Group, Inc. Lease                                            Page 10 of 21

Carco Group, Inc. Lease                                            Page 11 of 21


      (c) Not Misuse Plumbing Facilities: Use the plumbing facilities for disposal of any materials destructive to the physical plumbing or facilities, whether through the utilization of so-called "disposal" or similar units or otherwise. The plumbing facilities shall include all interior drains and exterior dry wells, collection basins, sumps, and road drains. Not dispose of any materials that are environmentally unacceptable to the local, state or federal governments. In the event the Tenant misuses any plumbing facility, the Landlord shall have the right to immediately have the affected facility properly cleaned and restored and charge the Tenant any and all associated costs.

      (d) No Liens: Subject any fixtures, furnishings or equipment in or on the premises and affixed to the reality, to any mortgages, liens, conditional sales agreements or encumbrances.

      (e) Not Damage the Premises: Perform any act or carry on any practice which may damage, mar or deface the premises or any other part of Flowerfield. Damage shall also be construed as resin, epoxy materials, lacquer, paints, glues, or any other material which may become affixed to Landlord's walls, floors, ceiling, and fixtures as a result of actions of Tenant and require special treatment for removal. Tenant shall be required, at its expense, to restore the demised premises to its original condition less normal wear and tear.

      (f) Freight Handling Equipment: Use any forklift truck, tow, or any other machine for handling freight in the premises, unless the same equipment, if powered, be powered by electricity or propane.

      (g) Not Exceed Floor Loads: Place a load on any floor in the interior delivery system, if any, or in the premises exceeding the floor load per square foot which such floor was designed to carry, or install, operate or maintain therein any heavy item of equipment, except in such manner as to achieve a proper distribution of the weight.

      (h) Not Exceed Electrical Load: Install, operate, or maintain in the premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as determined by Landlord in light of the overall system and requirements thereof in Flowerfield, or which does not bear Underwriter's approval.

      (i) Not Tamper with LIPA or Landlord's "House" Electric Meters: Tenant is expressly prohibited from tampering with electric meters in any manner whatsoever which would alter the meter's measurement of electric use. Tenant will hold Landlord harmless from all civil claims, fines, and expenses and any criminal action resulting from tampering with electric meters.

      (j) Not contaminate the Premises: Refrain from the dumping of waste oil or other contaminants, as defined by environmental and/or governmental agencies, onto,


Carco Group, Inc. Lease                                            Page 11 of 21
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Carco Group, Inc. Lease                                            Page 12 of 21


            about, or into the ground. The disposal of all such materials must, by mutual agreement, conform to the applicable environmental regulations. The Landlord shall not be responsible for the Tenant's violation of the regulations and any financial penalties resulting from such acts shall be borne solely by the Tenant.

            In the event Tenant shall be directed by a governmental agency or by Landlord to cease and desist from any activity which results or may result in contamination of Landlord's real property and Tenant should fail to immediately comply, Landlord shall immediately, under this provision, become Tenant's Attorney in Fact to exercise any and all rights and to execute any and all documents necessary to secure compliance. Tenant hereby approves of any reasonable action taken by Landlord pursuant to said Power of Attorney and waives any and all claims in relation thereto.

SECTION V - FINANCIAL OBLIGATIONS OF TENANT-
            ESCALATORS, PENALTIES, AND REMEDIES

1. RENT SECURITY - At the time this lease is signed by both parties, the Tenant shall pay to the Landlord the sum of ONE THOUSAND SIX HUNDRED NINETY TWO DOLLARS ($1,692.00) as the first month's rent that is due and payable hereunder and the additional sum of ONE THOUSAND SIX HUNDRED NINETY TWO DOLLARS ($1,692.O0) "security" guaranteeing Tenant conformance to the terms and conditions of this lease.

      It is agreed that on each anniversary date of this lease, Tenant shall be required to deposit additional security in the amount of the difference between the monthly rental rate in effect on the current anniversary date and the monthly rate in effect on the prior year's anniversary date.

      It is mutually agreed that the security money deposited with the Landlord is considered as a guarantee that Tenant shall conform to all the covenants, addenda, terms and conditions of this lease. The security deposit or any part thereof may be applied by the Landlord with no prior notice to cure any default of Tenant under this lease and upon notice by Landlord of such application, the Tenant shall replenish the security deposit in full by promptly paying to the Landlord the amount so applied within ten days from receipt of said notice. It is further understood and agreed that the amount set forth in any notice as being the amount required by the Landlord to maintain the security deposit at the proper amount shall be deemed additional rent and failure to pay same shall be a default in the payment of additional rent resulting in the Landlord having the option to exercise all of its remedies pursuant to this agreement.

      Under no circumstances shall the security deposit be considered as an advance payment of the rent for the ending month(s) of this Lease. Said deposit will be retained by the Landlord until after the Tenant has vacated the premises at which time the Landlord shall inspect the premises to determine if any damage has been caused by Tenant. If none


Carco Group, Inc. Lease                                            Page 12 of 21

Carco Group, Inc. Lease                                            Page 13 of 21


      exists, then the deposit will be returned to the Tenant, otherwise the deposit will be considered applicable to any necessary repairs to be made by Landlord.

      PENALTY FOR NONPAYMENT OF LAST MONTH'S RENT - Tenant agrees that in the event that the Tenant fails to pay the last month's rent due under this Lease, that Tenant will agree to pay a penalty equivalent to an additional month's rent plus the cost of any and all reasonable attorney's fees paid by Landlord in connection with eviction proceedings commenced due to Tenant's failure to pay the last month's rent.

2.    (a)   FIRE INSURANCE - Notwithstanding Covenant Twenty-third of the preprinted portion of this lease, it is understood and agreed that in the event the fire insurance premium on the demised building, where Tenant is renting a portion thereof, is raised by virtue of the business conducted by the Tenant in the premises, the Tenant will pay the Landlord the amount of said increase.

      (b) LIABILITY INSURANCE - Public Liability and Other Insurance: Tenant covenants to provide on or before the commencement of the demised term and to keep in force during the demised term a comprehensive liability policy of insurance, including property damage, insuring Tenant and Gyrodyne Company of America, Inc. as Landlord as an additional named insured under the policy against any liability for injury to persons and/or property and death of any person(s) occurring in on or about the premises, or any appurtenances thereto. Such policy or policies to be written by one or more responsible insurance companies authorized by the State of New York to do business satisfactory to Landlord and the limits of liability thereunder shall not be less than the amount of Five Hundred Thousand ($500,000) dollars in respect to any one person injured killed, not less than the amount of One Million ($1,000,000) dollars in respect to any one accident, and not less than the amount of Fifty Thousand ($50,000) dollars in respect to property damages.

            All such insurance may be carried under the blanket policy covering the premises and any other Tenant's properties. Tenant agrees to deliver to Landlord, at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate or a certificate and true copy of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment thereof and including an endorsement which states that such insurance may not be canceled, except upon ten (10) days written notice to Landlord and only designee(s) of Landlord, and complete waiver of all rights of subrogation against the Landlord, its servants, agents and/or employees.

3. BROKER - The Tenant warrants and represents that no broker unless otherwise set forth in this agreement and if one is set forth herein no other broker is involved in the negotiation of this lease, nor in any of the transactions connected therewith and agrees to indemnify and safe harmless the Landlord from any claim for brokerage commissions due to acts of the Tenant.


Carco Group, Inc. Lease                                            Page 13 of 21
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Carco Group, Inc. Lease                                            Page 14 of 21


4. LEASE TERM AND ADJUSTMENTS - The term period of this lease shall be from MAY 1, 1999 through AUGUST 31, 2002. The base annual rent for this lease term period shall be $20,304.00 payable in monthly installments of $1,692.00 each. Said rent being subject to adjustments as follows:

      (a) REAL ESTATE TAXES - $2,797.00 ($1.24 x 2,256 sq. ft.) of the base annual rent is allocated to the Landlord's real estate tax on the "Flowerfield" property which includes Building #7 and the demised premises therein. It is agreed that if at any time the Town of Smithtown, N.Y. or the Town of Brookhaven, N.Y. levies a tax increase, whether in the form of a rate increase or assessment change on the property, regardless of the basis for change, which increase shall be effective during any portion of the lease term, then there will be an adjustment in the annual rent which will be computed on the basis of the percentage of tax change multiplied by the $2,797.00. The resultant, converted to a monthly charge if in excess of $.02/sq. ft., shall be added to the monthly rental rate in effect at that time; otherwise, a single billing will be made during either January or February, annually, as applicable.

      (b) HEAT/FUEL OIL COST - The base annual rent includes the Landlord's cost for supplying heat to the demised premises. Said cost factor being set at the "peg" price of oil at $.85 per gallon (including NYS Sales Tax, NYS Use Tax, propane gas, associated electric costs, service and boiler insurance). Thus, if at any time after the commencement of this lease and the end of the lease term period, the cost per gallon of oil increases above the "peg" price, the rent will be adjusted at the rate of $.0l per year per square foot of space (2,256 sq. ft.) for each $.01 per gallon increase. This annual rent adjustment will be converted to a monthly charge and added to the rent in effect at that time.

      (c) INSURANCE - The base annual rent includes the Landlord's cost for building, general liability, and related insurance. $1,038.00 ($.46 x 2,256 sq. ft.) of the base annual rent is allocated to the Landlord's insurance requirements. The cost per square foot of $.46 is predicated on a 164,413 sq. ft. rental base and a premium base of $75,900.68 for the current period. In the event in any lease year, the premium for Landlord's insurance requirements covering the leased premises increases over the premium amount in effect on the date of execution of this agreement, within ten (10) days from receipt of notification, the Tenant shall pay its proportionate share of said increase to the Landlord. Said obligation shall be deemed additional rent, and Tenant's proportionate share of said increase shall be computed on the basis of the percentage increase in insurance costs multiplied by the $1,038.00. Notification by Landlord shall be deemed conclusive if sent in writing, setting forth the computations resulting in a statement as to Tenant's proportionate liability. Notwithstanding anything else contained herein to the contrary, this obligation of the Tenant shall remain in full force and effect even if the Landlord elects to self-insure provided the Landlord presents a statement in writing showing what the premium amount would be and the increase if the Landlord had elected not to self-insure.


Carco Group, Inc. Lease                                            Page 14 of 21

Carco Group, Inc. Lease                                            Page 15 of 21


      (d) GARBAGE/TRASH REMOVAL COST - FOR ESCALATION PURPOSES ONLY: $677.00 ($.30 x 2,256 sq. ft.) of the base annual rent is allocated to garbage/trash and recyclable material removal for the demised premises. Landlord has reserved in the rental base a flat $.101 charge per square foot for the removal of pallets, oversized debris, dumpster area cleanup, land allocation expense and overhead charges. It is mutually agreed that the $.30/sq. ft. rate is a pro rata apportionment of cartage expenses for garbage and separable recyclables. Any change in the Town of Smithtown Town Code which may: establish a commercial cartage district, implement direct charge tipping fee(s) and/or administrative assessment(s) on Landlord, change the composition of required recyclable(s), or otherwise impact the total cartage expense allocable to the demised premises shall be passed-through to Tenant. Further, if at any time after the commencement of this lease and before the end of the lease term period, the cartage rates charged to the Landlord by the Landlord's carter increase, there will be an adjustment in the annual rent predicated on Tenant's allocable base. Tenant's base "peg" for all additional charges, regardless of source, shall be 2,256/100,214 sq. ft. or 2.25% of the total current bill of $30,000.60. The total cartage bill for calculation purposes shall be deemed to include all Town of Smithtown and cartage company charges plus applicable federal, state and local taxes. Any resultant additional rental, converted to a monthly charge, shall be added to the monthly rental rate in effect at that time.

      (e) SECURITY GUARDS - $620.00 ($.275 x 2,256 sq. ft.) of the base annual rent is allocated to security guard services for the demised premises. Landlord has determined that security services during the 1998 calendar year, January 1st through December 31st, shall be assessed at the rate of $22.88 per month per 1,000 square feet of rented space based on a budgeted cost of $45,144.97 apportioned over 164,413 sq. ft. rental base. This provision shall not be construed to limit Landlord's ability to continue to provide security guard services to Tenant. Landlord may, in its sole discretion, extend or curtail security guard services in any manner deemed necessary by Landlord. Landlord may adjust Tenant's annual rent to reflect such changes in security guard services.

      (f)   SERVICING COMMON AREAS AND OUTSIDE MAINTENANCE - Void.

      (g) COST OF LIVING ADJUSTMENT - On each anniversary date of this lease, there will be a "Cost of Living (C.O.L.)" rent adjustment based upon the to-be-published Consumer Price Index for March 1999 and each succeeding March Consumer Price Index or a flat 3.5 percent increase whichever is greater.

            In this regard, $20,304.00 shall be the C.O.L. base subject to the first annual rent adjustment without regard to abatements or concessions, if any. In making such calculations, no effect shall be given to existing rent concessions or abatements (if any). The amount of said rent adjustment added to the C.O.L. base rent will establish


Carco Group, Inc. Lease                                            Page 15 of 21

Carco Group, Inc. Lease                                            Page 16 of 21


            the new C.O.L. base rent subject to the following year's "Cost of Living" adjustment. The same formula will be used to determine subsequent "C.O.L." adjustments.

            "Price Index" shall mean the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics (BLS), U.S. Department of Labor, New York, NY and Northeastern N.J.. region, 1982-84 = 100, or any other renamed local index covering the New York, NY region.

            If the BLS changes the publication frequency of the Price Index so that a Price Index is not available to make a cost-of-living adjustment of annual rent as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Price Index for the closest preceding month for which a Price Index is available and the Price Index for the Base Month as defined in this Lease.

            In the event that the Consumer Price Index (CPI) ceases to use 1982-84 = 100 as the basis calculation, or if in Landlord's sole judgment, a substantial change is made in the terms or number of items contained in the CPI, then the CPI shall be adjusted (the "Adjustment") to the figure that would have been arrived at (or as close to such figure as shall be practical) had the manner of computing the CPI in effect at the date of this lease not been altered. Further, if in Landlord's sole judgment, such adjustment is impossible or impractical, then the revised CPI shall be deemed to replace the original CPI for purposes of this covenant.

            If the BLS otherwise substantially revises, or ceases publication of, the Price Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably designated by Landlord.

5. ACCOUNTING METHODS - It is understood and agreed that upon presentation to the Tenant of any computation with respect to rent, and/or additional rent, or utilities, or computations as to the amount of money to be paid by the Tenant concerning any obligation referred to in this lease to be performed by the Tenant, provided said computations are predicated upon reasonable accounting methods and procedures, then and in that event, computations of the Landlord shall be deemed conclusive and binding upon Tenant and the Tenant hereby waives the presentation of any and all invoices, checks or bills prior to making said payment and during any trial concerning the failure of the Tenant to make said payments.

6. LATE PAYMENT PENALTIES - Rent and any other Tenant incurred charges appearing on the Landlord's monthly invoices are due and payable to the Landlord on the first day of each month. There will be a four (4) day grace period through the fifth (5th) day of the month for the payment of such due bills. However any such unpaid bills after said date will be assessed at the late charge rate of $3.00 per day or 2% per month, whichever is higher, computed from the first day of the month in which said bill is due, to the date of payment to the Landlord. This late charge shall be cumulative and be deemed an additive


Carco Group, Inc. Lease                                            Page 16 of 21

Carco Group, Inc. Lease                                            Page 17 of 21


      to the rent for the month such due bill is issued. Late Charges run concurrently (for example: October and November rents are paid December 1st, therefore, a total late penalty of $273.00 would be applicable - $183.00 for the 61 days outstanding on the October rent and $90.00 for the 30 days outstanding on the November rent.)

      Tenant's postdated check will be considered subject to the above assessment if the check date exceeds the above stated payment deadline.

      In the event a Tenant check fails bank clearance for any reason, the Landlord shall charge the Tenant with a $20.00 penalty fee to cover bank and administrative costs. If the Tenant fails to correct this deficiency and has not paid the Landlord the monies due by the tenth day of the month, then the late charge as set forth above shall be applicable.

      The Landlord's failure to demand or collect said late charges shall in no way be deemed a waiver of any right thereto or any other rights or remedies that the Landlord may have under the terms of this lease, by summary proceedings or otherwise.

7. ADDITIONAL RENT - Any and all payments and/or expenses required to be paid by the Tenant shall be deemed additional rent and rent if same are due the Landlord or in the event the Landlord expends said monies on behalf of the Tenant for which the Tenant has an obligation to reimburse the Landlord.

8. CESSATION OF UTILITIES - Tenant hereby agrees that in the event the Tenant has failed to pay to the Landlord any utility charges that are billed to the Tenant by the Landlord and said charges remain unpaid and outstanding for a period of 60 days, in addition to the other remedies the Landlord may have, the Landlord shall have the right to terminate the providing of said utilities to the leased premises of the Tenant. Notwithstanding anything else contained herein to the contrary, in such event, the Tenant waives any and all claims against the Landlord for any damages whatsoever, consequential and/or punitive, that may be incurred by the Tenant as a result of the termination of said utilities.

9. NOTICES AND SERVICE OF PROCESS - Any notice or demand which under the terms of this lease or under any statute must or may be given or made by the parties hereto or legal documents including, but not limited to, those documents commencing legal action and/or proceedings shall be in writing and shall be deemed properly served upon the Tenant if served personally or by mailing same through the U.S. mail to either the address of the Tenant as stated in the preprinted portion of the lease or the initialed Tenant Fact Sheet or to any of the personal guarantors of said lease. If and when said service is made, the Tenant hereby waives any jurisdictional defects and/or claims of improper service.

10. DEFAULT - Tenant hereby agrees that in the event Tenant breaches the terms and conditions of this lease for two consecutive monthly periods or three times in any 12 month period, same shall be deemed a default thereby permitting the Landlord, at its option to terminate this Lease as per the terms and conditions of said Lease.


Carco Group, Inc. Lease                                            Page 17 of 21

Carco Group, Inc. Lease                                            Page 18 of 21


11. ALLOCATION OF PARTIAL PAYMENTS AND DISPUTES - In the event of a partial payment or a payment on account, hereinafter for the purpose of this provision these terms are used interchangeably, Tenant shall not have the right to allocate payment(s) against specific charge(s) on an invoice(s) submitted by Landlord. Further, Tenant waives the right to claim that Landlord shall be diminished legally with respect to accepting said partial payment in any arbitration or legal proceeding. Landlord and Tenant herewith reaffirm Landlord's undiminished rights, with respect to partial payment(s) by Tenant, to recovery by Landlord for amounts invoiced and unremitted by Tenant; recovery of any penalties, as provided elsewhere herein, that may be assessed Tenant for underpayment; and recovery of the premises, if such recovery shall be the subsequent result of a default declaration.

      In the event of a dispute between Landlord and Tenant for any invoiced amounts, other than those pertaining to base rent, Tenant shall be required to remit payment in full as per the terms of the invoice, and if no payment terms are stated, within thirty (30) days of invoice, with a written protest detailing all allegations, financial calculations, and documentation for those amounts in dispute. In the event the parties are unable to resolve the dispute within sixty days of the remittance, both parties agree to submit to binding arbitration with respect to the disputed amount(s). Failure to remit disputed amounts shall be construed by Landlord as non-payment and shall remain grounds for a default declaration by Landlord. Unless a written notice to Landlord of a dispute, conveyed and qualified under NOTICES AND SERVICE OF PROCESS herein, is made at the time of remittance, Tenant waives all rights to recourse.

12. RENT ACCELERATION - Anything herein to the contrary notwithstanding, the premises herein mentioned are demised for the whole term with the whole amount of rent herein reserved, due and payable at the time of the making of this lease and the payment of rent in installments as herein provided is for the convenience of the Tenant only. If default by the Tenant in the making of any installment payment of rent occurs, then the whole of the rent reserved for the whole period shall then become due and payable to the Landlord without notice or demand.

13. LANGUAGE PRECEDENCE - In the event of conflict between the preprinted portion of this Lease and the Addendum hereto, the terms and conditions set forth in the Addendum shall control.

14. HEADINGS - Headings used throughout this Lease are inserted for reference purposes only, and are not to be considered or taken into account in construing the terms or provisions of any covenant or paragraph hereof nor to be deemed in any way to qualify, modify or explain the effect of any such provisions or terms.

15. ATTORNEY'S FEES - All parties agree that $500.00 is reasonable as an attorney's fees if the matter is resolved after service of Notice of Petition and Petition and receipt of Tenant's response and prior to appearing in court. In the event any further papers not associated with the above resolution must be prepared and/or further expenditure of time


Carco Group, Inc. Lease                                            Page 18 of 21

Carco Group, Inc. Lease                                            Page 19 of 21


      is required, then, and in that event, Landlord shall be entitled to additional reasonable legal fees over and above the sum of $500.00 at the agreed upon stipulated reasonable sum of $175.00 per hour.

16. ADDRESS DESIGNATION - Landlord has the full right at any time to name and change the name of the building and property and to change the designated address of the building and property. The building and property may be named after any person, firm or otherwise, whether or not the name is, or resembles, the name of a tenant of the building and property.

17. EARLY TERMINATION - Landlord herewith agrees, with the following qualification, to release Tenant from this lease, if and only if, during the term of this lease Tenant and Landlord enter into another lease for a different premises at Flowerfield. Tenant shall remain liable for all applicable covenants, such as, but not restricted to: reversion provisions, exit charges, abandonment, etc., as if this lease had run its full course.

18. LEASE AMENDMENTS - If, in the event that the Landlord desires financing or refinancing for the premise of which the demised premise form a part, Tenant may not withhold, delay, or defer consent for any modifications to the lease as a condition for the financing or refinancing.

      Remedies - The Tenant is permitted fifteen (15) days after written notice from the Landlord to conform to the conditions which are requested by the lender. If Tenant fails or refuses to execute conditions requested by Landlord, Landlord reserves the right to terminate the lease or perform the execution of any document for and on behalf of Tenant as its attorney-in-fact. Landlord as attorney-in-fact may only execute instruments pertaining to conditions requested by lender.

SECTION VI - VACATION AND ABANDONMENT

1. HOLDOVER - In the event this lease is not renewed and the Tenant has failed to vacate the premises prior to AUGUST 31, 2002 then the Tenant agrees to pay the Landlord triple the monthly rent then applicable for each month or portion thereof that Tenant retains possession of the premises or any portion thereof, after the expiration or termination of this lease and shall also pay all damages sustained by Landlord by reason of such retention of possession.

      In addition, Tenant will also pay those other items of additional rent which would have been payable monthly pursuant to this lease, had this lease not expired. The provisions of this section shall not constitute a waiver by the Landlord of any reentry rights of the Landlord pursuant to other provisions contained herein or as provided by law. At the sole option of the Landlord, expressed by written notice to the Tenant, but not otherwise, such holding over shall constitute a renewal of this lease for a period of one year on the terms


Carco Group, Inc. Lease                                            Page 19 of 21

Carco Group, Inc. Lease                                            Page 20 of 21


      and conditions herein set forth at triple the then current monthly rent. In the event the Landlord does not exercise said option, then as previously set forth, the Tenant shall pay the Landlord triple the then monthly rent during the holdover period.

2. GUARANTEES - It is mutually agreed and understood that if Tenant after the conclusion of the hereinbefore defined lease term becomes a month-to-month tenant, a tenant at will, or a holdover tenant, all personal, business, and corporate guarantees applicable to the hereinbefore defined lease term shall unequivocally also apply to the extended lease term.

3.    (a)   ABANDONED PROPERTY - It is hereby understood and agreed that in the event the Tenant leaves any property on the demised premises or any common areas in, on, or about Flowerfield, subsequent to the expiration of the within lease that said property is hereby deemed abandoned and the Landlord may dispose of said property at its option without any liability on the part of the Landlord. It is further understood and agreed that the Tenant waives any and all rights, title and interest to said property, releases and waives any and all claims thereto and further agrees that the Tenant will be responsible to the Landlord for any and all expenses incurred by the Landlord concerning said property.

      (b) UNAUTHORIZED VEHICLES - Landlord retains the sole right to reassign parking and may, with one week's written notice, change the parking lot and/or parking area assignment of Tenant. Landlord shall not unilaterally, however, reduce the agreed upon spaces allotted Tenant above. It is understood and agreed that in the event any vehicles of any parties, their servants, agents and/or employees, invitees, licensees, subtenants, etc., are improperly parked on the grounds of the Landlord, the Landlord is hereby granted express permission to take any and all necessary steps to remove said vehicles including but not limited to the towing of said vehicles. For the purpose of this paragraph "improperly parked" shall mean any vehicle parked in a loading zone; parked in an area designated with a sign as a no parking zone; parked in other than a designated parking lot, parked overnight without the express permission of the Landlord, or parked overnight in other than a fenced-in reserved parking area. Any and all expenses relating to the removal of said vehicles and/or the safeguarding of said vehicles, if the Landlord elects to do so, shall be the responsibility of either the owner of the vehicles or the applicable tenant whose business led to said vehicles being on the grounds of the Landlord and said parties hereby agree to immediately reimburse the Landlord for said expenses together with interest at the 2% per month and same shall constitute additional rent to which the failure to pay shall result in the Landlord exercising, at its option, any of the remedies provided for herein. The Tenant specifically waives any claim for damages arising from the removal of vehicles owned and/or operated by the Tenant, its servants, agents and/or employees and releases the Landlord from any such claims. In the event claims are made by third parties as a result of the removal of said vehicles or any damage caused to said vehicles, the Tenant hereby agrees to hold harmless, indemnify and defend the Landlord concerning said claims.


Carco Group, Inc. Lease                                            Page 20 of 21

Carco Group, Inc. Lease                                            Page 21 of 21


            In the event Tenant fails to comply with this provision, Tenant hereby appoints the Landlord as its Attorney in Fact, authorizing Landlord to execute all documents and take any action on behalf of Tenant to secure compliance herewith. Tenant hereby agrees that the exercising of said Power of Attorney by Landlord is proper and waives any and all claims concerning same.

      (C) UNPLATED VEHICLES - It is agreed that motor vehicles without license plates constitute a special situation. Any unregistered motor vehicle parked on the Flowerfield premises will be subject to all the conditions herein above described and to a ten ($10.00) dollar per day parking fee effective after the first twenty-four hours of parking. In the event Tenant fails to comply with this provision, Tenant hereby appoints the Landlord as its Attorney in Fact, authorizing Landlord to execute all documents and take any action on behalf of Tenant to secure compliance herewith. Tenant hereby agrees that the exercising of said Power of Attorney by Landlord is proper and waives any and all claims concerning same.

      (d) WASTE - Tenant at expiration of Lease shall be solely liable for removal of any drums, cans, or containers over one gallon in addition to its other responsibilities. In the event the drums, cans or containers are not removed, until such time that same are complied with, Tenant agrees not to demand return of any portion or its securities being held by Landlord. In addition thereto, the Tenant again appoints the Landlord as its Attorney in Fact to exercise any and all rights, and to execute any and all documents necessary to secure compliance with this provision. Tenant hereby approves of any actions taken by the Landlord pursuant to said Power of Attorney and waives any and all claims in relation thereto.

4. ENTIRE AGREEMENT - This Lease with attached preprinted portion and Addendums is the complete agreement between Tenant and Landlord in its entirety with respect to the premises leased herein and cannot be changed, modified or terminated orally. There are no representations, agreements, arrangements or understandings oral or written, between Tenant and Landlord up to the date of this Lease, which are not fully contained herein.

                                         Gyrodyne Company of America, Inc.

     5/3/99                              /s/ Frank D'Alessandro
----------------                         ------------------------------------
     Date                                             (Landlord)


                                         Carco Group, Inc.

     5.03.99                             /s/ Denise Brett Carlsen
----------------                         ------------------------------------
     Date                                               (Tenant)


Carco Group, Inc. Lease                                            Page 21 of 21

Carco Group, Inc. Lease                                            Page 22 of 21


                           Tenant Billing Change Form

1.    Tenant Name            Carco Group, Inc.

2.    Tenant Number          7

3.    Tenant Address         7 Flowerfield, Suite 40
                             St. James, NY 11780

      Billing Address        No change

4.    Reason for Change      New lease for additional space

5.    Effective Date         5/1/99

6.    Log #                  ____________________________________

7.    Duration               5/1/99 - 8/31/02

8.    Comments               1)    Monthly rent $1,692.00

                             2)    Security - 1 month (to be billed - $1,692.00)

                             3)    2,256 sq. ft.

                             4)    Sprinkler percentage - 4.21%

                             5)    No longer pay interest on security.


Carco Group, Inc. Lease                                            Page 22 of 21

                                    EXHIBIT A

                              Landlords Work Letter
                                       For
                           Carco, Building 7 Suite 40
                                    3/18/1999

      In general unless otherwise noted all work listed is to be completed by the Landlord at no expense to the Tenant.

1. Paint

A)    Paint interior walls off white or similar color.

B)    Paint ceiling flat back.

2. Floor Coverings

A) Existing floor tiles to be cleaned to a reasonable condition. Other floor areas if any to be painted gray.

3. Ceilings

A)    Ceiling tiles to be removed

4. Openings

A) Provide up to two openings to adjoining tenants suite. Openings not to be larger then 8' x 8'.

5. Electrical

A) Install chain suspended florescent lights of type and quantity similar to those in existing Tenants suite in same building for records storage.

6. Demolition

A)    Remove existing offices.

A 35--Lease, Business, Premises,                  DISTRIBUTED BY Blumberg, Inc.,
      Loft, Office or Store. 3-98.                                     NYC 10013

This Lease made the 3rd day of May 1999, between

      GYRODYNE COMPANY OF AMERICA, INC.

hereinafter referred to as LANDLORD, and

      CARCO GROUP, INC.

hereinafter jointly, severally and collectively referred to as TENANT.

            Witnesseth, that the Landlord hereby leases to the Tenant, and the Tenant hereby hires and takes from the Landlord AN AREA DEEMED TO BE APPROXIMATELY 2,256 SQUARE FEET OF SPACE in the building known as 7 FLOWERFIELD, SUITE 40 to be used and occupied by the Tenant OFFICE SPACE AND RECORDS STORAGE and for no other purpose, for a term to commence on MAY 1 1999, and to end on AUGUST 31, 2002 unless sooner terminated as hereinafter provided, at the ANNUAL RENT of TWENTY THOUSAND THREE HUNDRED FOUR DOLLARS ($20,304.00) WHICH SHALL BE SUBJECT TO ADJUSTMENT PURSUANT TO THE COVENANTS HEREIN AND NOT RESTRICTED TO ADDENDUM SECTION V, PARAGRAPH 4 (a), (b), (c), (d), (e) and (g). /$1,692.00 all payable in equal monthly instalments in advance on the first day of each and every calendar month during said term, except the first instalment, which shall be paid upon the execution hereof.

      THE TENANT JOINTLY AND SEVERALLY COVENANTS:

      FIRST.--That the Tenant will pay the rent as above provided.

REPAIRS

ORDINANCES AND VIOLATIONS

ENTRY

INDEMNIFY LANDLORD

      SECOND.--That, throughout said term the Tenant will take good care of the demised premises, fixtures and appurtenances, and all alterations, additions and improvements to either; make all repairs in and about the same necessary to preserve them in good order and condition, which repairs shall be, in quality and class, equal to the original work; promptly pay the expense of such repairs; suffer no waste or injury; give prompt notice to the Landlord of any fire that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force (except those requiring structural alterations), applicable to the demised premises or to the Tenant's occupation thereof, of the Federal, State and Local Governments, and of each and every department, bureau and official thereof, and of the New York Board of Fire Underwriters; permit at all times during usual business hours, the Landlord and representatives of the Landlord to enter the demised premises for the purpose of inspection, and to exhibit them for purposes of sale or rental; suffer the Landlord to make repairs and improvements to all parts of the building, and to comply with all orders and requirements of governmental authority applicable to said building or to any occupation thereof; suffer the Landlord to erect, use, maintain, repair and replace pipes and conduits in the demised premises and to the floors above and below; forever indemnify and save harmless the Landlord for and against any and all liability, penalties, damages, expenses and judgments arising from injury during said term to person or property of any nature, occasioned wholly or in part by any act or acts, omission or omissions of the Tenant, or of the employees, guests, agents, assigns or undertenants of the Tenant and also for any matter or thing growing out of the occupation of the demised premises or of the streets, sidewalks or vaults adjacent thereto; permit, during the six months next prior to the expiration of the term the usual notice "To Let" to be placed and to remain unmolested in a conspicuous place upon the exterior of the demised premises; repair, at or before the end of the term, all injury done by the installation or removal of furniture and property; and at the end of the term, to quit and surrender the demised premises with all alterations, additions and improvements in good order and condition.

MOVING INJURY SURRENDER

NEGATIVE COVENANTS

OBSTRUCTION SIGNS

AIR CONDITIONING

      THIRD.--That the Tenant will not disfigure or deface any part of the building, or suffer the same to be done, except so far as may be necessary to affix such trade fixtures as are herein consented to by the Landlord; the Tenant will not obstruct, or permit the obstruction of the street or the sidewalk adjacent thereto; will not do anything, or suffer anything to be done upon the demised premises which will increase the rate of fire insurance upon the building or any of its contents, or be liable to cause structural injury to said building; will not permit the accumulation of waste or refuse matter, and will not, without the written consent of the Landlord first obtained in each case, either sell, assign, mortgage or transfer this lease, underlet the demised premises or any part thereof, permit the same or any part thereof to be occupied by anybody other than the Tenant and the Tenant's employees, make any alterations in the demised premises, use the demised premises or any part thereof for any purpose other than the one first above stipulated, or for any purpose deemed extra hazardous on account of fire risk, nor in violation of any law or ordinance. That the Tenant will not obstruct or permit the obstruction of the light, halls, stairway or entrances to the building, and will not erect or inscribe any sign, signals or advertisements unless and until the style and location thereof have been approved by the Landlord; and if any be erected or inscribed without such approval, the Landlord may remove the same. No water cooler, air conditioning unit or system or other apparatus shall be installed or used without the prior written consent of Landlord.

      IT IS MUTUALLY COVENANTED AND AGREED, THAT

FIRE CLAUSE

      FOURTH.--If the demised premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, the damages shall be repaired by and at the expense of Landlord and the rent until such repairs shall be made shall be apportioned according to the part of the demised premises which is usable by Tenant. But if such partial damage is due to the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord's insurer, the damages shall be repaired by Landlord but there shall he no apportionment or abatement of rent. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, and for reasonable delay on account of "labor troubles", or any other cause beyond Landlord's control. If the demised premises are totally damaged or are rendered wholly untenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then or in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall be given as in Paragraph Twelve hereof provided, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord. If Tenant shall not be in default under this lease then, upon the termination of this lease under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof. If the damage or destruction be due to the fault or neglect of Tenant the debris shall be removed by, and at the expense of, Tenant.

EMINENT DOMAIN

      FIFTH.--If the whole or any part of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose then the term hereby granted shall cease from the time when possession of the part so taken shall be required for such public purpose and without apportionment of award, the Tenant hereby assigning to the Landlord all right and claim to any such award, the current rent, however, in such case to be apportioned.

LEASE NOT IN EFFECT

DEFAULTS

TEN DAY NOTICE

      SIXTH.--If, before the commencement of the term, the Tenant be adjudicated a bankrupt, or make a "general assignment," or take the benefit of any insolvent act, or if a Receiver or Trustee be appointed for the Tenant's property, or if this lease or the estate of the Tenant hereunder be transferred or pass to or devolve upon any other person or corporation, or if the Tenant shall default in the performance of any agreement by the Tenant contained in any other lease to the Tenant by the Landlord or by any corporation of which an officer of the Landlord is a Director, this lease shall thereby, at the option of the Landlord, be terminated and in that case, neither the Tenant nor anybody claiming under the Tenant shall be entitled to go into possession of the demised premises. If after the commencement of the term, any of the events mentioned above in this subdivision shall occur, or if Tenant shall make default in fulfilling any of the covenants of this lease, other than the covenants for the payment of rent or "additional rent" or if the demised premises become vacant or deserted, the Landlord may give to the Tenant ten days' notice of intention to end the term of this lease, and thereupon at the expiration of said ten days' (if said condition which was the basis of said notice shall continue to exist) the term under this lease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term and the Tenant will then quit and surrender the demised premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

RE-POSSESSION BY LANDLORD

RE-LETTING

WAIVER BY TENANT

      If the Tenant shall make default in the payment of the rent reserved hereunder, or any item of "additional rent" herein mentioned, or any part of either or in making any other payment herein provided for, or if the notice last above provided for shall have been given and if the condition which was the basis of said notice shall exist at the expiration of said ten days' period, the Landlord may immediately, or at any time thereafter, re-enter the demised premises and remove all person and all or any property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and re-possess and enjoy said premises together with all additions, alterations and improvements. In any such case or in the event that this lease be "terminated" before the commencement of the term, as above provided, the Landlord may either re-let the demised premises or any part or parts thereof for the Landlord's own account, or may, at the Landlord's option, re-let the demised premises or any part or parts thereof as the agent of the Tenant, and receive the rents therefor, applying the same first to the payment of such expenses as the Landlord may have incurred, and then to the fulfillment of the covenants of the Tenant herein, and the balance, if any, at the expiration of the term first above provided for, shall be paid to the Tenant. Landlord may rent the premises for a term extending beyond the term hereby granted without releasing Tenant from any liability. In the event that the term of this lease shall expire as above in this subdivision "Sixth" provided, or terminate by summary proceedings or otherwise, and if the Landlord shall not re-let the demised premises for the Landlord's own account, then, whether or not the premises be re-let, the Tenant shall remain liable for, and the Tenant hereby agrees to pay to the Landlord, until the time when this lease would have expired but for such termination or expiration, the equivalent of the amount of all of the rent and "additional rent" reserved herein, less the avails of reletting, if any, and the same shall be due and payable by the Tenant to the Landlord on the several rent days above specified, that is, upon each of such rent days the Tenant shall pay to the Landlord the amount of deficiency then existing. The Tenant hereby expressly waives any and all right of redemption in case the Tenant shall be dispossessed by judgment or warrant of any court or judge, and the Tenant waives and will waive all right to trial by jury in any summary proceedings hereafter instituted by the Landlord against the Tenant in respect to the demised premises. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

REMEDIES ARE CUMULATIVE

      In the event of a breach or threatened breach by the Tenant of any of the covenants or provisions hereof, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

LANDLORD MAY PERFORM

ADDITIONAL RENT

      SEVENTH.--If the Tenant shall make default in the performance of any covenant herein contained, the Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of the Tenant. If a notice of mechanic's lien be filed against the demised premises or against premises of which the demised premises are part, for, or purporting to be for, labor or material alleged to have been furnished, or to be furnished to or for the Tenant at the demised premises, and if the Tenant shall fail to take such action as shall cause such lien to be discharged within fifteen days after the filing of such notice, the Landlord may pay the amount of such lien or discharge the same by deposit or by bonding proceedings, and in the event of such deposit or bonding proceedings, the Landlord may require the lienor to prosecute an appropriate action to enforce the lienor's claim. In such case, the Landlord may pay any judgment recovered on such claim. Any amount paid or expense incurred by the Landlord as in this subdivision of this lease provided, and any amount as to which the Tenant shall at any time be in default for or in respect to the use of water, electric current or sprinkler supervisory service, and any expense incurred or sum of money paid by the Landlord by reason of the failure of the Tenant to comply with any provision hereof, or in defending any such action, shall be deemed to be "additional rent" for the demised premises, and shall be due and payable by the Tenant to the Landlord on the first day of the next following month, or, at the option of the Landlord, on the first day of any succeeding month. The receipt by the Landlord of any instalment of the regular stipulated rent hereunder or any of said "additional rent" shall not be a waiver of any other "additional rent" then due.

AS TO WAIVERS

      EIGHTH.--The failure of the Landlord to insist, in any one or more instances upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord. Even though the Landlord shall consent to an assignment hereof no further assignment shall be made without express consent in writing by the Landlord.

COLLECTION OF RENT FROM OTHERS

      NINTH.--If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than the Tenant the Landlord may collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and underletting, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of the Tenant from the further performance by the Tenant of the covenants herein contained on the part of the Tenant.

MORTGAGES

      TENTH--This lease shall be subject and subordinated at all times, to the lien of the mortgages now on the demised premises, and to all advances made or hereafter to be made upon the security thereof, and subject and subordinate to the lien of any mortgage or mortgages which at any time may be made a lien upon the premises. The Tenant will execute and deliver such further instrument or instruments subordinating this lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee or proposed mortgagee. The Tenant hereby appoints the Landlord the attorney-in-fact of the Tenant, irrevocable, to execute and deliver any such instrument or instruments for the Tenant.

IMPROVEMENTS

      ELEVENTH.--All improvements made by the Tenant to or upon the demised premises, except said trade fixtures, shall when made, at once be deemed to be attached to the freehold, and become the property of the Landlord, and at the end or other expiration of the term, shall be surrendered to the Landlord in as good order and condition as they were when installed, reasonable wear and damages by the elements excepted.

NOTICES

[VOID]

NO LIABILITY

      THIRTEENTH.--The Landlord shall not be liable for any failure of water supply or electrical current, sprinkler damage, or failure of sprinkler service, nor for injury or damage to person or property caused by the elements or by other tenants or persons in said building, or resulting from steam, gas, electricity, water, rain or snow, which may leak or flow from any part of said buildings, or from the pipes, appliances or plumbing works of the same, or from the street or sub-surface, or from any other place, nor for interference with light or other incorporeal hereditaments by anybody other than the Landlord, or caused by operations by or for a governmental authority in construction of any public or quasi-public work, neither shall the Landlord be liable for any latent defect in the building,

NO ABATEMENT

      FOURTEENTH.--No diminution or abatement of rent, or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services," if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

RULES, ETC.

      FIFTEENTH.--The Landlord may prescribe and regulate the placing of safes, machinery, quantities of merchandise and other things. The Landlord may also prescribe and regulate which elevator and entrances shall be used by the Tenant's employees, and for the Tenant's shipping. The Landlord may make such other and further rules and regulations as, in the Landlord's judgment, may from time to time be needful for the safety, care or cleanliness of the building, and for the preservation of good order therein. The Tenant and the employees and agents of the Tenant will observe and conform to all such rules and regulations.

SHORING OF WALLS

[VOID]

VAULT SPACE

[VOID]

ENTRY

      EIGHTEENTH.--That during seven months prior to the expiration of the term hereby granted, applicants shall be admitted at all reasonable hours of the day to view the premises until rented; and the Landlord and the Landlord's agents shall be permitted at any time during the term to visit and examine them at any reasonable hour of the day, and workmen may enter at any time, when authorized by the Landlord or the Landlord's agents, to make or facilitate repairs in any part of the building; and if the said Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, the Landlord or the Landlord's agents may forcibly enter the same without rendering the Landlord or such agents liable to any claim or cause of action for damages by reason thereof (if during such entry the Landlord shall accord reasonable care to the Tenant's property) and without in any manner affecting the obligations and covenants of this lease; it is, however, expressly understood that the right and authority hereby reserved, does not impose, nor does the Landlord assume, by reason thereof, any responsibility or liability whatsoever for the care or supervision of said premises, or any of the pipes, fixtures, appliances or appurtenances therein contained or therewith in any manner connected. ***

NO REPRESENTATIONS

      NINETEENTH.--The Landlord has made no representations or promises in respect to said building or to the demised premises except those contained herein, and those, if any, contained in some written communication to the Tenant, signed by the Landlord. This instrument may not be changed, modified, discharged or terminated orally.

ATTORNEY'S FEES

      TWENTIETH.--If the Tenant shall at any time be in default hereunder, and if the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, then the Tenant will reimburse the Landlord for the expense of attorneys' fees and disbursements thereby incurred by the Landlord, so far as the same are reasonable in amount. Also so long as the Tenant shall be a tenant hereunder the amount of such expenses shall be deemed to be "additional rent" hereunder and shall be due from the Tenant to the Landlord on the first day of the month following the incurring of such respective expenses.

POSSESSION

      TWENTY-FIRST.--Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, or due to a prior Tenant wrongfully holding over or any other person wrongfully in possession or for any other reason: in such event the rent shall not commence until possession is given or is available, but the term herein shall not be extended.

***THIS PROVISION ALLUDES TO THE MINIMUM ACCESS GRANTED TO LANDLORD AND IS MEANT TO BE EXPLAINED BY ANY OTHER PROVISION SET FORTH HEREIN IN BOTH PRINTED FORM AND THE RIDER ANNEXED HERETO.

THE TENANT FURTHER COVENANTS:

IF A FIRST FLOOR

[VOID]

INCREASED FIRE INSURANCE RATE

      TWENTY-THIRD.--If by reason of the conduct upon the demised premises of a business not herein permitted, or if by reason of the improper or careless conduct of any business upon or use of the demised premises, the fire insurance rate shall at any time be higher than it otherwise would be, then the Tenant will reimburse the Landlord, as additional rent hereunder, for that part of all fire insurance premiums hereafter paid out by the Landlord which shall have been charged because of the conduct of such business not so permitted, or because of the improper or careless conduct of any business upon or use of the demised premises, and will make such reimbursement upon the first day of the month following such outlay by the Landlord; but this covenant shall not apply to a premium for any period beyond the expiration date of this lease, first above specified. In any action or proceeding wherein the Landlord and Tenant are parties, a schedule or "make up" of rate for the building on the demised premises, purporting to have been issued by New York Fire Insurance Exchange, or other body making fire insurance rates for the demised premises, shall be prima facie evidence of the facts therein stated and of the several items and charges included in the fire insurance rate then applicable to the demised premises.

WATER RENT

SEWER

      TWENTY-FOURTH.--If a separate water meter be installed for the demised premises, or any part thereof, the Tenant will keep the same in repair and pay the charges made by the municipality or water supply company for or in respect to the consumption of water, as and when bills therefor are rendered. If the demised premises, or any part thereof, be supplied with water through a meter which supplies other premises, the Tenant will pay to the Landlord, as and when bills are rendered therefor, the Tenant's proportionate part of all charges which the municipality or water supply company shall make for all water consumed through said meter, as indicated by said meter. Such proportionate part shall be fixed by apportioning the respective charge according to floor area against all of the rentable floor area in the building (exclusive of the basement) which shall have been occupied during the period of the respective charges, taking into account the period that each part of such area was occupied. Tenant agrees to pay as additional rent the Tenant's proportionate part, determined as aforesaid, of the sewer rent or charge imposed or assessed upon the building of which the premises are a part.

ELECTRIC CURRENT

      TWENTY-FIFTH.--That the Tenant will purchase from the Landlord, if the Landlord shall so desire, all electric current that the Tenant requires at the demised premises, and will pay the Landlord for the same, as the amount of consumption shall be indicated by the meter furnished therefor. The price for said current shall be the same as that charged for consumption similar to that of the Tenant by the company supplying electricity in the same community. Payments shall be due as and when bills shall be rendered. The Tenant shall comply with like rules, regulations and contract provisions as those prescribed by said company for a consumption similar to that of the Tenant.

SPRINKLER SYSTEM

      TWENTY-SIXTH.--If there now is or shall be installed in said building a "sprinkler system" the Tenant agrees to keep the appliances thereto in the demised premises in repair and good working condition, and if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the State or local government requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or if such changes, modifications, alterations, additional sprinkler heads or other equipment in the demised premises are necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any Fire Insurance Company, the Tenant will at the Tenant's own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. As additional rent hereunder the Tenant will pay to the Landlord, annually in advance, throughout the term a prorata portion toward the contract price for sprinkler supervisory service.

SECURITY

      TWENTY-SEVENTH.--The sum of 4.21%. see paragraph #1 of Addendum Section V Dollars is deposited by the Tenant herein with the Landlord herein as security for the faithful performance of all the covenants and conditions of the lease by the said Tenant. If the Tenant faithfully performs all the covenants and conditions on his part to be performed, then the sum deposited shall be returned to said Tenant.

NUISANCE

      TWENTY-EIGHTH.--This lease is granted and accepted on the especially understood and agreed condition that the Tenant will conduct his business in such a manner, both as regards noise and kindred nuisances, as will in no wise interfere with, annoy, or disturb any other tenants, in the conduct of their several businesses, or the landlord in the management of the building; under penalty of forfeiture of this lease and consequential damages.

BROKERS COMMISSIONS

      TWENTY-NINTH.--The Landlord hereby recognizes no broker as the broker who negotiated and consummated this lease with the Tenant herein, and agrees that if, as, and when the Tenant exercises the option, if any, contained herein to renew this lease, or fails to exercise the option, if any, contained therein to cancel this lease, the Landlord will pay to said broker a further commission in accordance with the rules and commission rates of the Real Estate Board in the community. A sale, transfer, or other disposition of the Landlord's interest in said lease shall not operate to defeat the Landlord's obligation to pay the said commission to the said broker. The Tenant herein hereby represents to the Landlord that the said broker is the sole and only broker who negotiated and consummated this lease with the Tenant.

WINDOW CLEANING

[VOID]

VALIDITY

      THIRTY-FIRST.--The invalidity or unenforceability of any provision of this lease shall in no way affect the validity or enforceability of any other provision hereof.

EXECUTION & DELIVERY OF LEASE

      THIRTY-SECOND.--In order to avoid delay, this lease has been prepared and submitted to the Tenant for signature with the understanding that it shall not bind the Landlord unless and until it is executed and delivered by the Landlord.

EXTERIOR OF PREMISES

[VOID]

PLATE GLASS

      THIRTY-FOURTH.--The Landlord shall replace at the expense of the Tenant any and all broken glass in the skylights, doors and walls in and about the demised premises. The Landlord may insure and keep insured all plate glass in the skylights, doors and walls in the demised premises, for and in the name of the Landlord and bills for the premiums therefor shall be rendered by the Landlord to the Tenant at such times as the Landlord may elect, and shall be due from and payable by the Tenant when rendered, and the amount thereof shall be deemed to be, and shall be paid as, additional rent.

WAR EMERGENCY

      THIRTY-FIFTH.--This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

THE LANDLORD COVENANTS

QUIET POSSESSION

      FIRST.--That if and so long as the Tenant pays the rent and "additional rent" reserved hereby, and performs and observes the covenants and provisions hereof, the Tenant shall quietly enjoy the demised premises, subject, however, to the terms of this lease, and to the mortgages above mentioned, provided however, that this covenant shall be conditioned upon the retention of title to the premises by Landlord.

ELEVATOR HEAT

[VOID]

      And it is mutually understood and agreed that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

      In Witness Whereof, the Landlord and Tenant have respectively signed and sealed these presents the day and year first above written,


                                   /s/ Frank D'Alessandro
                                   --------------------------------------[L. S.]
                                   GYRODYNE COMPANY OF AMERICA, INC.    Landlord

IN PRESENCE OF:


                                   /s/ Denise Brett Carlsen
                                   --------------------------------------[L. S.]
                                   CARCO GROUP, INC.                      Tenant

State of New York County of              ss.:

On                      before me, the undersigned, a Notary Public in and for
said State, personally appeared

personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                          ______________________________________________________
                          (signature and office of person taking acknowledgment)

State of New York County of              ss.:

On                      before me, the undersigned, a Notary Public in and for
said State, personally appeared

the subscribing witness(es) to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did depose and say that he/she/they reside(s) in (if the place of residence is in a city, include the street and street number, if any, hereof);

that he/she/they know(s)

to be the individual(s) described in and who executed the foregoing instrument; that said subscribing witness(es) was (were) present and saw said execute the same; and that said witness(es) at the same time subscribed his/her/their name(s) as a witness(es) thereto.


                          ______________________________________________________
                          (signature and office of person taking acknowledgment)

================================================================================

BUILDING _______________________________________________________________________

Premises________________________________________________________________________

================================================================================


                                                                        Landlord

                                       to

                                                                          Tenant

================================================================================

                                   L E A S E

================================================================================


================================================================================

                                    GUARANTY

      In consideration of the letting of the premises within mentioned to the Tenant within named, and of the sum of One Dollar, to the undersigned in hand paid by the Landlord within named, the undersigned hereby guarantees to the Landlord and to the heirs, successors and/or assigns of the Landlord, the payment by the Tenant of the rent, within provided for, and the performance by the Tenant of all of the provisions of the within lease. Notice of all defaults is waived, and consent is hereby given to all extensions of time that any Landlord may grant.

      Dated,

State of New York County of SUFFOLK         ss.:

On                       before me, the undersigned, a Notary Public in and for

said State, personally appeared

personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                          ______________________________________________________
                          (signature and office of person taking acknowledgment)

Carco Group, Inc. Lease Amendment #6                                 Page 1 of 2

                              AMENDMENT #6 TO LEASE
                                     BETWEEN
                        GYRODYNE COMPANY OF AMERICA, INC.
                                   (Landlord)
                                       AND
                                CARCO GROUP, INC.
                                    (Tenant)

1. It is mutually agreed and understood that effective September 1, 1998 Tenant shall lease from Landlord Suites 42 and 80 in Landlord's building designated as Building #7 for a term that will hereafter run concurrently with the underlying lease for the premises in Building #17. The demised premises in Building #7 shall be deemed to be 5,733 square feet of space. The gross rental rate shall be $9.00 per square foot with subsequent annual increases of 3.5% on the initial base rent of $35,688.00 per annum. The gross annualized rent for Suites 42 and 80 shall be $51,597.00 per annum payable in monthly installments of $4,299.75 each. Said rent being subject to adjustments and consistent with Addendum Section V, Paragraphs
      4. (a), Real Estate Taxes ($1.19), (b) Heat/Fuel Oil Cost ($.85), (c) Insurance ($.46), and (f) Cost of Living Adjustment as amended in Paragraph 2. below, and Section V. Paragraph 5. Security ($.275).

2. In consideration for the extension of this lease under the terms and conditions set forth herein, Landlord herewith amends Addendum Section V Paragraph 4.(f) to read: Cost of Living Adjustment - Effective September 1, 1998 and on each succeeding anniversary date of this lease, there will be a "Cost of Living (C.O.L.)" rent adjustment based upon a flat 3.5% increase per annum calculated on an initial anniversary date base rent of $234,191.81 which shall be subject to escalation on September 1, 1998.

3. In consideration for the leasehold improvements to the record storage area in Building #17 (Work Letter Exhibit A attached hereto) and the rental of suites 42 and 80 in Building #7, Landlord and Tenant herewith extend the term of this September 28, 1993 lease, as amended in Amendment #3 Paragraph 4. (January 27, 1997), so that the new termination date shall be August 31, 2002. The holdover provision in Addendum Section VI Paragraph
      1. is herewith amended to read September 1, 2002.

4. AIR CONDITIONING MAINTENANCE - There are two existing 10 ton roof air conditioning systems that serve the demised premises in Building #7. The Tenant shall have the option to utilize these systems provided the Landlord is notified by the Tenant, not later than April 1st of each year, that said systems will be used. The Landlord shall maintain service, repair, and replace parts as needed to keep these systems in good operating condition. For this service, there will be an annual charge of $l,000.00*2=$2,000.00 payable to the Landlord by April 1st of each year during the term period of this lease.

5. It is mutually agreed that notice of vacation is herewith deemed to have been accepted by Landlord as of September 1, 1998 as required of Tenant in Amendments #4 and #5 to the lease with regard to the month-to-month rental of Suites #10 and #39 in Building #1. The parties hereto acknowledge that the contents of the Building #1 suites are scheduled to be housed in the new premises in Building #7. In the event actual occupancy of the


Carco Group, Inc. Lease Amendment #6                                 Page 1 of 2

Carco Group, Inc. Lease Amendment #6                                 Page 2 of 2


      Building #7 premises occurs after September 1, 1998, Tenant shall receive a rent credit in the amount of 1/30th of the monthly rent, $4,299.75, during September 1998, and 1/31st of the monthly rent during October for each day that tenancy is deferred. Rent payable for the two Building #1 suites shall terminate simultaneously with the occupancy of Building #7 and the commencement of rent charges applicable thereto.

6. All the covenants, addenda, terms and conditions set forth in the original Landlord-Tenant Lease and amendments which are not voided, altered, or affected by this Lease Amendment shall be considered an integral part of this Amendment thereby continuing in full force and effect for the duration of the Lease Agreement.

                                   Gyrodyne Company of America, Inc.

      Sept 1 1998                  /s/ [ILLEGIBLE]
----------------------------       ---------------------------------------------
      (date)                                     (Landlord)


                                   Carco Group, Inc.

       9-1-98                      /s/ Michael J. Giordano, Sr. Vice President
----------------------------       ---------------------------------------------
      (date)                                   (Tenant)


Carco Group, Inc. Lease Amendment #6                                 Page 2 of 2

                             Work Letter Exhibit "A"

                        Gyrodyne Company of America, Inc.
                             7 Flowerfield Suite 28
                            St. James, New York 11780
                     Phone (516) 584-5400 Fax (516) 584-7075

--------------------------------------------------------------------------------
Proposal Submitted To                Phone                             Date
Carco                                                                  8/20/98
--------------------------------------------------------------------------------
Street                               Job Name
                                     Records Storage Area
--------------------------------------------------------------------------------
City, State, Zip                     Job Location

--------------------------------------------------------------------------------
Atten                                Job Phone
Denise
--------------------------------------------------------------------------------
We hereby submit specifications and estimates for:

Renovations to Records Storage area, approximately 2,800 sq.ft.

Install suspended drop ceiling at a height of appox. 10'0"
      Ceiling tiles to be standard none directional
      Gridwork to be fire rated
Install two (2) 4' x 4' Skylights in an unobstructed area (free of duct work, etc.). Vault to skylight to be same material as suspended ceiling

Remove all existing HVAC registers and drop down new registers and dampers into new ceiling.

Install new energy efficient lights as per Aetna Electrical quote to Carco. Total cost of lighting with installation is not to exceed $5,100.00

--------------------------------------------------------------------------------
We Propose hereby to furnish material and labor - complete in accordance with above specifications for the sum of:
--------------------------------------------------------------------------------
$.00 Upon execution of Amendment #6 to existing lease.        dollars     $ 0.00

--------------------------------------------------------------------------------
Payment to be as follows:

--------------------------------------------------------------------------------
All material is guaranteed to be as       Authorized
specified. All work to completed in        Signature /s/ [ILLEGIBLE]
a workman like manner according to                  ----------------------------
standard practices. Any alteration
or deviation from above                   Note: This proposal may be
specifications involving extra          withdrawn if not accepted within 30 days
costs will be executed only upon
written orders, and will become an
extra charge over and above the
estimate. All agreements are
contingent upon strikes, accidents
or delays beyond our control. Owner
to carry fire, tornando and other
necessary insurance. Our workers
are fully covered by Workmen's
Compensation Insurance.
================================================================================
Acceptance of Proposal - The above        Authorized
prices, specifications and                 Signature /s/ Michael J. Giordano,
conditions are satisfactory and are                  Sr. Vice President
hereby accepted. You are authorized                 ----------------------------
to do the work as specified.                 Date of
Payment will be made as outlined.         Acceptance
                                                       9/1/98
================================================================================

Carco Group, Inc. Lease Amendment #5                                 Page 2 of 1


                           Tenant Billing Change Form

1.    Tenant Name         Carco Group, Inc.

2.    Tenant Number       7

3.    Tenant Address      1 Flowerfield, Suite 39
                          St. James, NY 11780

      Billing Address     No change

4.    Reason for Change   Additional space for storage

5.    Effective Date      6/1/98

6.    Log #               _____________________________

7.    Duration            Month to Month

8.    Comments            1) Base rent $650.00/month


Carco Group, Inc. Lease Amendment #5                                 Page 2 of 1

Carco Group, Inc. Lease Amendment #5                                 Page 1 of 1


                              AMENDMENT #5 TO LEASE
                                     BETWEEN
                        GYRODYNE COMPANY OF AMERICA, INC.
                                   (Landlord)
                                       AND
                                CARCO GROUP, INC.
                                    (Tenant)

1. Effective June 1, 1998 the Tenant will, on a month to month basis, lease from the Landlord an area deemed to be approximately 787 square feet of space, Building 1, Suite 39, for the sole purpose of storage, hereinafter the demised premises. The term of this month-to-month lease shall in no event exceed the underlying Lease, but run concurrently or until terminated by one (1) month's written notification as defined below. The base annualized rent for Suite 39 shall be $7,800.00 payable in monthly installments of $650.00 per month. No additional rent security assessment shall apply to this storage space.

2. Termination notice for the purpose of Paragraph 1. above shall require written notice by either party hereto to the other. In no event shall vacation be deemed to be effective other than the last day of any calendar month provided a month's notice was given. Otherwise, notice not meeting this criterion shall result in a vacation date effective the last day of the succeeding month notice was tendered. For example, notice tendered on November 5, 1998 would be effective December 31, 1998. Tenant would be responsible for rent through December 1998, and/or Landlord could not regain possession until December 31, 1998. Notice received on the first day of a calendar month shall be deemed to satisfy this provision regardless of the number of days in the month.

3. All the covenants, addenda, terms and conditions set forth in the original Landlord-Tenant Lease which are not voided, altered, or affected by this Lease Amendment shall be considered an integral part of this Amendment thereby continuing in full force and effect for the duration of the Lease Agreement.

                                        Gyrodyne Company of America, Inc.

      6/8/98                            /s/ [ILLEGIBLE]
----------------------------            ----------------------------------------
      (date)                                          (Landlord)


                                        Carco Group, Inc.

       6-8-98                           /s/ Michael J. Giordano, Sr. V.P.
----------------------------            ----------------------------------------
      (date)                                        (Tenant)


Carco Group, Inc. Lease Amendment #5                                 Page 1 of 1

Carco Group, Inc. Lease Amendment #4                                 Page 2 of 1


                           Tenant Billing Change Form

1.    Tenant Name         Carco Group, Inc.

2.    Tenant Number       7

3.    Tenant Address      1 Flowerfield, Suite 10
                          St. James, NY 11780

      Billing Address     No change

4.    Reason for Change   Additional space for storage

5.    Effective Date      6/1/98

6.    Log #               _____________________________

7.    Duration            Month to Month

8.    Comments            1) Base rent $950.00/month


Carco Group, Inc. Lease Amendment #4                                 Page 2 of 1

Carco Group, Inc. Lease Amendment #4                                 Page 1 of 1


                              AMENDMENT #4 TO LEASE
                                     BETWEEN
                        GYRODYNE COMPANY OF AMERICA, INC.
                                   (Landlord)
                                       AND
                                CARCO GROUP, INC.
                                    (Tenant)

1. Effective June 1, 1998 the Tenant will, on a month to month basis, lease from the Landlord an area deemed to be approximately 1,170 square feet of space, Building 1, Suite 10, for the sole purpose of storage, hereinafter the demised premises. The term of this month-to-month lease shall in no event exceed the underlying Lease, but run concurrently or until terminated by one (1) month's written notification as defined below. The base annualized rent for Suite 10 shall be $11,400.00 payable in monthly installments of $950.00 per month. No additional rent security assessment shall apply to this storage space.

2. Termination notice for the purpose of Paragraph 1. above shall require written notice by either party hereto to the other. In no event shall vacation be deemed to be effective other than the last day of any calendar month provided a month's notice was given. Otherwise, notice not meeting this criterion shall result in a vacation date effective the last day of the succeeding month notice was tendered. For example, notice tendered on November 5, 1998 would be effective December 31, 1998. Tenant would be responsible for rent through December 1998, and/or Landlord could not regain possession until December 31, 1998. Notice received on the first day of a calendar month shall be deemed to satisfy this provision regardless of the number of days in the month.

3. All the covenants, addenda, terms and conditions set forth in the original Landlord-Tenant Lease which are not voided, altered, or affected by this Lease Amendment shall be considered an integral part of this Amendment thereby continuing in full force and effect for the duration of the Lease Agreement.

                                        Gyrodyne Company of America, Inc.

      6-8-98                            /s/ [ILLEGIBLE]
----------------------------            ----------------------------------------
      (date)                                          (Landlord)


                                        Carco Group, Inc.

       6-8-98                           /s/ Michael J. Giordano, Sr. V.P.
----------------------------            ----------------------------------------
      (date)                                        (Tenant)


Carco Group, Inc. Lease Amendment #4                                 Page 1 of 1

Carco Amendment #3                                                   Page 1 of 2


                              AMENDMENT #3 TO LEASE

                                     BETWEEN

                        GYRODYNE COMPANY OF AMERICA, INC.
                                   (Landlord)

                                      AND

                               CARCO GROUP, ONC.
                                    (Tenant)

1. It is mutually agreed and understood that commencing August 27, 1996, Tenant will lease the premises designated as 17 Flowerfield, Suite 15, deemed to be approximately 2,600 square feet. The term to run concurrently with the herein underlying Lease through August 31, 1997, or as amended.

      The base annualized rent for Suite 15, exclusive of September 1, 1996 CPI adjustment, shall be $24,752.00 payable in monthly installments of $2,062.67 each. Said rent being subject to adjustments and consistent with
      Section V, Paragraphs 4. (a), Real Estate Taxes (i.e.) $2,938.00 ($1.13 x 2,600 sq. ft.), (b) Heat/Fuel Oil Cost (i.e.) $.85 (2,600 sq. ft.), (c)
      Insurance (i.e.) $1,196.00 ($.46 x 2,600 sq. ft.), and (f) Cost of Living Adjustment.

2. The underlying Lease and Amendment #1 thereto, not withstanding to the contrary, the established provision for Security Guard Service to the premises demised as Suite 15 shall be calculated as follows:

            SECURITY GUARDS - $653.00 ($.251 x 2,600 sq. ft.) of the base annual rent is allocated to security guard services for the demised premises. Landlord has determined that security services during the 1996 calendar year, January 1st through December 31st, shall be assessed at the rate of $20.92 per month per 1,000 square feet of rented space based on a budgeted cost of $41,282.00 apportioned over 164,413 sq. ft. rental base. This provision shall not be construed to limit Landlord's ability to continue to provide security guard services to Tenant. Landlord may, in its sole discretion, extend or curtail security guard services in any manner deemed necessary by Landlord. Landlord may adjust Tenant's annual rent to reflect such changes in security guard services.

3. It is further agreed that in accordance with Section V, Paragraph 1. Rent Security of the Lease, The Tenant shall pay the Landlord the sum of $2,160.00, as adjusted by the September 1, 1996, CPI, as the first month's rent and the additional sum of $2,160.00 Security Deposit. All other terms shall apply.

Carco Amendment #3                                                   Page 2 of 2


4. In consideration for the leasehold improvements completed by Landlord and enumerated in the attached work letter, Exhibit A, and the opportunity to rent Suite 15, Landlord and Tenant herewith extend the basic term of the lease of September 28, 1993 TWO (2) additional years so that the lease shall terminate August 31, 1999.

5. Landlord shall provide, in good working condition, TWO (2), through the wall, and FOUR (4), through the window air conditioning unit(s) for use in the demised premises. Landlord shall maintain said unit(s) during tenancy at Tenant's sole expense. For the purposes of maintenance and liability, the air conditioning unit(s) shall be considered equipment as defined by and subject to Addendum Section II - Repairs, Access, Forced Entry, and Right of Recovery, Paragraph 2. MAINTENANCE OF EQUIPMENT AND FIXTURES.

6. The electric power for the demised premises will be provided via the Landlord's "house" meter(s) and the Tenant shall be billed, by the Landlord, on the basis of the kilowatt consumption and demand recorded by the meter(s) at the prevailing LILCO rate in effect at the time of the meter reading by the Landlord.

7. All the covenants, addenda, terms and conditions set forth in the original Landlord-Tenant Lease which are not voided, altered, or affected by this Lease Amendment shall be considered an integral part of this Amendment thereby continuing in full force and effect for the duration of the Lease Agreement.


                                        Gyrodyne Company of America, Inc.

      1/27/97                           /s/ [ILLEGIBLE]
----------------------------            ----------------------------------------
      (date)                            (Landlord)


                                        Carco Group, Inc.

January 27, 1997                        /s/ Michael J. Giordano, Sr. V.P.
----------------------------            ----------------------------------------
      (date)                            (Tenant)

Work Letter - Carco
17 Flowerfield, Suite 15, St. James, NY 11780

                                    EXHIBIT A
                                     PART I

On or before September 1, 1996, the following items are to be completed at Landlord's sole expense:

1.    Remove 2' x 2' unit heater.
2.    Install additional baseboard radiation in main office.
3.    Remove metal partitions and reinstall as per Carco layout.
4.    Paint the ceiling black.
5.    Construct two (2) offices in the lobby.
6.    Install one (1) through the wall air conditioner in the lobby.
7.    Provide and install four (4) window air conditioning units.
8.    Seal double door archway separating lobby from main office.
9.    Install window vision panels as per Carco sketch.
10.   Paint bathroom partitions.
11.   Repaint walls.
12.   Provide and install outlets in new offices as per Carco sketch.

All items to be completed prior to occupancy.

Work Letter - Carco
17 Flowerfield, Suite 15, St. James, NY 11780

                                    EXHIBIT A
                                     PART II


For the flat sum of $15,000.00 and other consideration, Landlord shall in Suite 6 provide the following items:

1. Provide and install a drop ceiling at or about 10 foot high based on a 2' x 4' ceiling grid.
2. Extend the support brackets for the computer island poles so that the support brackets are not visible under the drop ceiling.
3.    Install two (2) skylights with flared light shaft sides.
4.    Install two (2) exterior windows.
5.    Sheetrock internal face of exterior wall.
6.    Remove unit heater.
7.    Insulate all air conditioning feed ducts.
8.    Replace diffusers with ceiling grid appropriate square units.
9.    Create air shaft for exhaust fan.

All work to be completed after normal working hours with minimum disruption to Carco's operations. Work to be completed in as expeditious a manner as practical.

Work Letter - Carco
17 Flowerfield, Suite 15, St. James, NY 11780

                                    EXHIBIT A
                                    PART III

Landlord agrees at its sole expense to install four (4) skylights with flared light shaft sides in the Suite designated as Suite 3 in as expeditious a manner as possible minimizing interference with Carco' s operations.

Carco Group, Inc. Amendment #2                                       Page 1 of 1


                              AMENDMENT #2 TO LEASE

                                     Between

                        GYRODYNE COMPANY OF AMERICA, INC.

                                   (Landlord)

                                       And

                                CARCO GROUP, INC.

                                    (Tenant)

1. It is mutually agreed and understood that commencing March 24, 1994, Tenant will lease the premises designated as 1 Flowerfield, Suite B 1, (Basement of Building #1) consisting of four rooms deemed to be 1000 square feet of space on a Month-to-Month basis, the term not to exceed 6 months, running independently of Tenant's current Lease. The base rent for Suite B 1 shall be $450.00 per month with no additional Security Deposit required.

2. This agreement may be canceled on 15 days written notice by either party hereto. Tenant's rent obligation shall in no event be less than 2 weeks rent.

3. All the covenants, addenda, terms and conditions set forth in the original Landlord-Tenant Lease which are not voided, altered, or affected by this Lease Amendment shall be considered an integral part of this Amendment thereby continuing in full force and effect for the duration of the Lease Agreement.



                                        Gyrodyne Company of America, Inc.

      3/25/94                           /s/ [ILLEGIBLE]
----------------------------            ----------------------------------------
      (date)                                          (Landlord)


                                        Carco Group, Inc.

       3/25/94                          /s/ Michael J. Giordano, Sr. V.P.
----------------------------            ----------------------------------------
      (date)                                        (Tenant)


Carco Group, Inc. Amendment #2                                       Page 1 of 1

Carco Group, Inc. Amendment #1                                       Page 1 of 2


                             AMENDMENT # 1 TO LEASE

                                     Between

                        GYRODYNE COMPANY OF AMERICA, INC.

                                   (Landlord)

                                       And

                                CARCO GROUP, INC.

                                    (Tenant)

1. It is mutually agreed and understood that commencing APRIL 1, 1994, Tenant will lease the premises designated as 17 Flowerfield, Suite 21 deemed to be approximately 589 square feet. The term to run concurrently with the underlying Lease through AUGUST 31, 1997.

      The base annualized rent for Suite 21 shall be $6,780.00 payable in monthly installments of $565.00 each. Said rent being subject to adjustments and consistent with Section V, Paragraphs 4.(a), Real Estate Taxes (i.e.) $624.00 ($1.06 x 589 sq.ft.), (b) Heat/Fuel Oil Cost (i.e.)
      $.85 (589 sq.ft), (c) Insurance (i.e.) $271.00 ($.46 x 589 sq.ft.), and
      applicable electrical allocation for Air Conditioning use.

2. The underlying Lease not withstanding to the contrary, the established provision for Security Guard Service to the premises demised as Suite 21 shall be calculated as follows:

            SECURITY GUARDS - $108.00 ($.184 x 589 sq.ft.) of the base annual rent is allocated to security guard services for the demised premises. Landlord has determined that security services during the 1994 calendar year, January 1st through December 31st, shall be assessed at the rate of $15.32 per month per 1,000 square feet of rented space based on a budgeted cost of $30,217.00 apportioned over 164,413 sq.ft. rental base. This provision shall not be construed to limit Landlord's ability to continue to provide security guard services to Tenant. Landlord may, in its sole discretion, extend or curtail security guard services in any manner deemed necessary by Landlord. Landlord may adjust Tenant's annual rent to reflect such changes in security guard services.

3. It is further agreed that in accordance with Section V paragraph 1. Rent Security of the Lease, at the time this Amendment is signed by both parties, Tenant shall pay to the landlord the sum of $565.00 as the first month's rent and the additional sum of $1,130.00 Security Deposit. All other terms shall apply.


Carco Group, Inc. Amendment #1                                       Page 1 of 2

Carco Group, Inc. Amendment #1                                       Page 2 of 2


4. All the covenants, addenda, terms and conditions set forth in the original Landlord-Tenant Lease which are not voided, altered, or affected by this Lease Amendment shall be considered an integral part of this Amendment thereby continuing in full force and effect for the duration of the Lease Agreement.


                                        Gyrodyne Company of America, Inc.

      3/25/94                           /s/ [ILLEGIBLE]
----------------------------            ----------------------------------------
      (date)                                          (Landlord)


                                        Carco Group, Inc.

March 25, 1994                          /s/ Michael J. Giordano, Vice Pres.
----------------------------            ----------------------------------------
      (date)                                        (Tenant)


Carco Group, Inc. Amendment #1                                       Page 2 of 2

                            SIDE LETTER OF AGREEMENT

                                     between

                        Gyrodyne Company of America, Inc.

                                       and

                                Carco Group, Inc.

  Request of heat Monday through Friday after 5:00pm and on Saturday and Sunday
                                  Building #17

1. Gyrodyne requires at least two days notice in order to provide extra hours of heating.

2. Rate per hour, Monday through Friday, providing that the period starts at 5:00pm, is $35.00 per hour plus $20.00 labor per day. In the event the extra hours of heating are required on a regular basis, the labor charge shall be waived.

3. Rates for Saturday and Sunday include a maximum of two hours warm-up time $70.00, one hour labor, $20.00 plus $35.00 times the number of work day hours needed. Thus, a mid-winter eight-hour Saturday work day could cost a maximum of $370.00.

4. In the event more than one tenant requests heat during the same time period, there shall be no additional labor charges for scheduling however, the hourly rate will be increased an additional $17.50 per hour. Each tenant will be billed a pro rata portion of the total bill which was attributable to the joint usage. The bill will be apportioned on the basis of square footage rented.

5. The above rates apply providing that the delivered price of No. 2 fuel oil plus use tax, sales tax, and any applicable vendor/user levies do not exceed $.85 per gallon average during any single heating season (October 15th to April 15th) during the 1992-1997 period. In the event of an increase, $.0l per gallon shall equal $.25 per hour.

                                        Gyrodyne Company of America, Inc.

       1/18/94                          /s/ [ILLEGIBLE]
----------------------------            ----------------------------------------
Date                                    (Landlord)


                                        Carco Group, Inc.

       1/18/94                          /s/ Michael J. Giordano, Vice President
----------------------------            ----------------------------------------
Date                                    (Tenant)

Page 1 of 21                                             Carco Group, Inc. LEASE


                                ADDENDUM TO LEASE

                                     Between

                        GYRODYNE COMPANY OF AMERICA, INC
                                   (Landlord)

                                       And

                                CARCO GROUP, INC.
                                    (Tenant)

SECTION I - Utilities and Services

1. CUSTODIAL SERVICES - Landlord shall not provide any custodial services to the demised premises. Tenant will provide all custodial services at it sole cost and expense. Tenant shall not permit window cleaning or other exterior maintenance and/or janitorial service in and for the premises to be performed, except by such person(s) as shall be approved by Landlord and except during reasonable hours designated for such purposes by Landlord.

2. PARKING - The Landlord will assign and the Tenant will have the use of 175 parking spaces in the parking lot assigned to the demised premises. (Parking Lot # 17). Maintenance of parking areas and roads leading to the demised premises shall be the sole responsibility of the Landlord.

3. ELECTRICITY - It is mutually agreed and understood that the demised premises is serviced by both LILCO metered electric services, and via Landlord's "house" meters. It is agreed that Tenant shall immediately register all LILCO meters, upon initial occupancy, in Tenant's name and henceforth pay any and all charges related thereto directly to LILCO. Additionally, the Tenant shall be billed, by the Landlord, on the basis of the kilowatt consumption and demand recorded by the "house" meters at the prevailing LILCO rate in effect at the time of the meter reading by the Landlord.

      Where Tenant shares consumption with another Tenant, Landlord will calculate Tenant's bill predicated on a pre-determined formula. Landlord agrees to provide Tenant with a monthly electric usage breakdown.

4. LIGHT FIXTURES - The Landlord warrants that the overhead lighting fixtures including cool white fluorescent tubes shall be in good working condition at the time the Tenant commences initial occupancy of the demised premises and for one month thereafter. Subsequently, the Tenant shall be responsible, at its expense, for the replacement of tubes and/or ballasts. Tenant shall, at the end of tenancy, return to the Landlord all lighting fixtures with lamps and ballasts in good operating condition. Good operating condition is defined as ballasts not visibly leaking, no unusually loud noise emanating from the lighting fixture and lamps lighting without flickering. In the event Tenant vacates the premises and repairs/replacements are required, Landlord shall bill Tenant for any and all work performed on the lighting fixtures to restore them to their original condition less normal wear and tear.


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5.    PLUMBING FIXTURES - Landlord warrants that exposed piping and flushometers will be in good working condition at the time of occupancy under this Lease and for one month thereafter. Subsequently, Tenant will only be responsible, at its sole expense, for the maintenance of exposed piping and flushometers due to willful damage by Tenant, its agents, employees, guests or servants. Tenant shall, at the end of tenancy, return to Landlord all exposed pining and flushometers in good operating condition normal wear and tear excepted. In the event Tenant vacates the premises and repairs and replacements are required, Landlord shall bill Tenant for any and all work performed on the exposed piping and flushometers due to willful damage by Tenant, its agents, employees, guests or servants to restore them to their original condition less normal wear and tear.

6.. AIR CONDITIONING MAINTENANCE - It is agreed that the demised premises is served by four (4) split unit air conditioners designated as TRANE 1, 2, and 3, and LUXAIR 1 and as noted below. Landlord shall provide air conditioning and air conditioning maintenance services at a cost to Tenant of twelve thousand dollars ($12,000.00) per year payable each month.

      (a) that Tenants work hours shall be deemed to be 8:00 A.M. to 12:00 midnight Monday through Friday and 8:00 A.M. to 5:00 P.M. on Saturday and Sunday;

      (b) for the purposes of this provision, the air conditioning season shall be from May 15th to September 15th annually.

      (c) that Landlord shall be permitted, upon one week's notice to perform required regularly scheduled service on weekends which may interfere with Tenant's operations. Landlord's interruption of Tenant's operations will be held to an absolute minimum and scheduled early in the morning whenever practical;

      (d) that it shall be fully recognized and understood that a portion of the demised premises designated as Suite 3A, because it lacks a drop ceiling is more sensitive to heat build-up, and therefore the differential between outside ambient conditions and internal temperatures may be less than the adjoining areas.

      (e) that Landlord warrants and represents that it shall make every reasonable effort to provide Tenant with air conditioning maintenance services. In consideration thereof, Tenant shall have no recourse against Landlord, other than for gross negligence, for periods when service is not available other than for the specific dollar amount stipulated below for extra hours of service.

      In order for Landlord to be compensated for maintenance exposure and other liability incurred due to air conditioning usage in excess of the work hours stipulated above, Landlord reserves the right to reopen negotiations on the issue of air conditioning maintenance charges if hours of operation exceed those outlined herein. If air conditioning usage decreases to levels below those hours outlined herein, the air conditioning maintenance charge will be reduced on a prorata basis but in no event will the air conditioning maintenance charge be less than $9,500.00 per year. The air conditioning


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      maintenance charge will be adjusted annually to account for C.O.L.
      adjustments.

      It is further agreed, that these rates shall increase 6 1/2% annually, commencing on the first anniversary of this Lease. Excess usage charges shall be deemed additional rent and subject to all provisions pertaining thereto.

      Further, it is agreed that Landlord has supplied five (5) "window type (under 15,000 BTU)" air conditioning units for offices, and ONE (1) "through the (wall over 15,000 BTU)" air conditioning unit for the computer room, at its expense except as may otherwise be set forth herein. Landlord herewith agrees to use its best efforts to maintain said units during the lease term at no cost to the Tenant. Tenant warrants to restrict air conditioner use to hours of occupancy.

      Landlord shall inventory a compressor and spare parts relative to exercising best efforts to reduce time required to repair and/or replace air conditioner unit parts.

      Landlord further warrants that it will provide air conditioning to the demised premises at levels consistent with those established by applicable governmental regulations.

      At the time of execution of this Lease, the amounts of arrears owed to the Landlord from September 1, 1992 shall be computed and paid to the Landlord, in addition to all other obligations, over a period of twelve
      (12) months in equal monthly installments.

7. HEAT - Landlord, at its expense, shall provide heat during "normal working hours": 6:00AM to 5:00PM Mondays through Fridays, except holidays, in accordance with Government guidelines. Heat provided during hours other than "normal working hours" will be provided in accordance with a separate letter agreement incorporated by reference and made part of this Lease.

      Domestic hot water is available during the regular heating season only, October 15th through April 15th of each year. During the non-heating season hot water will be provided via an electric hot water heater. Landlord will bill Tenant for electric use on a monthly basis.

6. GARBAGE - Tenant will handle and dispose of all rubbish, debris, garbage, and waste from Tenant's operation, at its expense, in accordance with regulations established by Landlord and those of all governmental agencies having jurisdiction, and not permit the accumulation (unless in concealed metal containers), or burning, of any rubbish or garbage in, on, or about any part of Flowerfield, and not permit any garbage or rubbish to be collected or disposed of from the premises, except by Landlord's designated cartage company. All Tenant's garbage must be put in plastic bags, securely tied at the top, and placed in a dumpster located adjacent to Tenant's premises. Tenant shall maintain the area immediately surrounding the dumpster in a clean and orderly fashion. Cardboard must be separated from garbage and placed in the special containers designated for cardboard only. All cardboard boxes and shipping packaging must be "flattened" before being inserted into the designated receptacles. Landlord reserves the right to require Tenant to either increase the frequency of dumpster pickup or acquire


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      additional dumpster(s) for Tenant's use if Landlord deems Tenant is regularly generating waste materials in excess of the then current dumpster capacity.

      Additionally, Tenant shall not permit debris, waste materials, or garbage to collect in front of, around, alongside, or in back of the demised premises. Tenant shall at all times keep the apron immediately in front of the demised premises clean and orderly. In the event the Landlord deems the "housekeeping" inadequate, then the Landlord shall have the right to clean up the affected area and charge the Tenant for such cleanup.

      Tenant, at its own cost and expense shall keep the demised premises free from vermin, rodents, insects other than termites or anything of like, objectionable nature and snail employ only such vermin exterminating contractors as are approved by Landlord. In the event of Tenant's failure to keep the demised premises free from vermin, Landlord has the right, at Tenant's expense, and after prior notice to Tenant, to take all necessary or proper measures to eradicate any and all vermin from the demised premises.

      Industrial waste, such as metal chips, oils, solvents, chemicals, sheet metal, wood crates, pallets, etc. may not be placed in the dumpster. The Tenant, at its expense, must dispose of all industrial waste in conformance with New York State Environmental Conservation Law. Landlord shall have the right to demand and receive copies of bills of conveyance to a government certified and/or government registered carting company for environmentally sensitive and/or hazardous waste materials which were at any time at Flowerfield as a result of Tenant's operations.

      It is agreed that Tenant accumulates wooden pallets which must be removed and properly disposed of. Landlord will provide this service on a weekly basis for a per pallet fee of $7.00 per pallet removed.

9. SEPTIC SYSTEM - It is mutually agreed and understood that a typical septic system for one of Landlord's buildings includes a soil line from the bathrooms to the septic tank, and an interconnect pipe(s) from the septic tank to either a distribution box or directly to one or more cesspools. It is agreed that the demised premises includes two sets of bathrooms which are for the exclusive use of the Tenant and that any and all expenses relating to repairs for stopped-up toilets, backed-up sinks, and/or clogged drains and soil lines shall be borne solely by the Tenant unless such repairs are attributable to the malfunctioning of the septic system due to structural constraints such as an age related reduction in usable capacity. Structural repairs to the soil line, interconnect pipe(s), distribution box, septic tank, or cesspool shall be borne solely by Landlord provided that such repairs were not caused by the negligence or misuse of the facilities by the Tenant. In that event, Tenant shall solely bear all costs.

      It is understood that all materials removed from commercial building cesspools by carters are tested for toxic chemicals by Suffolk County Department of Health. Tenant shall be required, on demand, to provide Landlord, within a reasonable period of time, a list of chemicals, if any, by quantity and composition used in Tenant's operation which are listed under Section 313 of the Superfund Amendments and Reauthorization Act
      (SARA).


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10.   FIRE PROTECTION EQUIPMENT - The Tenant shall be required to supply its own fire extinguishers of the appropriate size and classification consistent with the Smithtown Fire Code, ISO, and the Fire Insurance Underwriter Inspection regulations. Furthermore, the Tenant agrees to have said extinguishers periodically inspected, recharged and/or serviced as required, and tagged showing compliance to the aforesaid codes and regulations. Tenant is responsible for damage to adjoining premises caused by the operation of Tenants fire suppression system, installed subsequent to the onset of tenancy and exclusive of Landlord installed fire suppression system. For purposes of this paragraph damages are limited to the cost of restoring the adjoining premises to its original condition.

      In the event Tenant is requested to provide any of the local Fire Departments which have jurisdiction with a list of hazardous chemicals, Tenant shall provide same in an expeditious manner with a copy being given to the Landlord.

      The Landlord reserve the right to inspect the demised premises to assure Tenant compliance with this requirement and to insist upon strict adherence to the necessary procedures.

11. HAZARDOUS MATERIALS - Tenant shall not bring, keep or use in or upon the demised premises of the building of which they form a part, any solvent having a flash point below 110F, nor shall any liquid which emits volatile vapors below the temperature of 100F be brought, kept or used in or upon the demised premises of the building except: If the process using such liquids shall be conducted in a room of fire resistant construction, as defined by the Fire Insurance Rating Organization. (FIRO) If more than one but not more than two gallons of such liquids are kept on the premises, they must be stored in safety cans and kept in a cabinet constructed by Tenant in a manner approved by the FIRO. Reasonable amounts in excess of ten gallons may be kept if they are stored in a vault constructed by Tenant in a manner approved by FIRO. Any use or storage of such liquids shall at all times be in accordance with the requirements of the FIRO, OSHA, NFPA, and the Fire Department Board of Fire Underwriters.

12. DUST COLLECTION EQUIPMENT - In the event Tenant's operation generates airborne particles, such as sawdust, the Tenant shall be required to install and maintain a dust collection system acceptable to the Landlord in order to contain the dispersion of the generated dust. Tenant shall also be responsible for any cleanup maintenance required of the area immediately adjacent to the demised premises, which shall include hallways, foyers, and outside areas. Tenant shall be responsible, on a monthly basis, to clean and maintain any external doors which have been subjected to the accumulation of dust.

      Airborne particles such as vapor, generated by spraying glue, etc., will require the installation of proper ventilation, exhaust equipment, and explosion proof fixtures as required by Building Code Regulations. ALL EXHAUST SYSTEMS TO THE ATMOSPHERE REQUIRE THE APPROPRIATE FILTERS FOR THE SPECIFIC TYPE OF MATERIALS/VAPOR BEING VENTED.

13. ALARM SYSTEM - In the event the demised premises has an existing Landlord owned alarm system, upon its election to utilize said alarm system, it shall


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      be the Tenant's sole financial responsibility to maintain the systems, to discharge all the financial obligations related thereto and return the system to Landlord in good operating condition.

      In the event Tenant desires to utilize an existing alarm system or install a leased or rented third party owned alarm system, then it is mutually agreed and understood that Tenant agrees to a minimum of $100.00 exit charge at the end of tenancy. Landlord has established this minimum charge predicated on past experience of damage done to doors, windows, walls, painted surfaces, and the required availability of Landlord's personnel when the third party vendor has to remove said system.

      In the event Tenant desires to install a Tenant owned alarm system, applicable exit charges, it any, would be assessed predicated on any damage found at the end of tenancy.

SECTION II - Repairs, Access, Forced Entry, and Right of Recovery

1. STRUCTURAL REPAIRS - Notwithstanding terms and conditions contained in the second Covenant of the pre-printed portion of the Lease, the Landlord will be responsible for all structural repairs to the demised area, and for the maintenance of the exterior of the building in which the demised premises are located which repairs were not necessitated or otherwise caused by any act of the Tenant, its servants agents and/or employees, invitees, subtenants and/or licensees.

2. MAINTENANCE OF EQUIPMENT AND FIXTURES - It is mutually agreed and understood that with respect to all equipment and fixtures as exists in the demised premises, the Tenant is responsible for maintaining same in safe working condition. Said equipment and fixtures are deemed to include light fixtures fire alarms, personnel and overhead doors, except door repairs due to settling effects of the demised premises and fire extinguishers. Tenant agrees to hold harmless, defend, and indemnify Landlord from any and all claims arising from direct, indirect or consequential injury or damage to any party, either personal or property, which injury or damage is the result of Tenant's failure to adequately maintain said equipment and/or fixtures.

3. ACCESS FOR INGRESS AND EGRESS - The sidewalks, stoops, areas, entry, vestibules, passages, corridors, halls, elevators and stairways of the demised premises and common areas shall not be encumbered or obstructed by Tenant, its agents, clerks, servants or customers or be used by them for any other purpose than for ingress and egress to and from the demised premises. The demised premises may not be cluttered by boxes, garbage or other material. If Landlord directs that any of the foregoing items be removed from the demised premises, Tenant shall promptly comply with such direction provided such direction is reasonable.

4. REPAIRS AND EMERGENCY ACCESS - Tenant shall permit Landlord and/or its designee to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires, in, to and through the premises, as and to the extent that Landlord may now or hereinafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the premises are located or any other portion of Flowerfield. All such work


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      shall be done, so far as practicable, in such manner as to avoid interference with Tenant's use of the premises. Notwithstanding anything else contained herein to the contrary, in the event of an emergency, Landlord may enter the premises of the Tenant immediately and Tenant shall cooperate with the Landlord in providing said immediate access.

5. PRIVACY AND FORCED ENTRY - It is agreed and understood that if Tenant changes or adds additional locks to any entrance or egress from the demised premises, then Tenant shall provide Landlord with a key or a combination to be utilized for access purposes. All locks changed must be returned to the Landlord for re-installation, at Tenant's expense, at the end of tenancy. In the event a situation arises which in the opinion of the Landlord or Public Safety Officials (Police, Fire Dept., Code Enforcement, etc.) necessitates entrance to the premises during a period when Tenant is not available to provide access, and Tenant has not provided said key or combination, then any expenses resulting from damage to the premises required by a forced entry shall be borne solely by the Tenant. The addition of locks and/or security devices shall be deemed to be an alteration as defined under Section III of this Addendum, and therefore, subject to all the provisions governing alterations and reversion.

6. MAINTENANCE BY LANDLORD DURING TENANCY AND TENANT'S RIGHT OF RECOVERY - Paragraph thirteen of the pre-printed portion of the Lease is hereby amended to add the following: "Tenant shall have no right of recovery against Landlord in the event of loss or damage to the property and/or business of the Tenant resulting from fire, or other casualty or cessation and/or interruption of Tenant's business due to repairs and/or compliance with mandated items required on the part of the Landlord unless loss or damage is caused by Landlord's negligence. Tenant hereby agrees to provide access to premises for Landlord to comply with its obligations as aforesaid, the time and duration of said access to be at the sole discretion of the Landlord who will proceed in as reasonable a manner as possible under the circumstances. It is hereby agreed that the Landlord's determination shall be conclusive and binding on all parties hereto."

7. ACCESS AT END OF TENANCY - It is mutual1y agreed and understood that in order for Landlord to relet the premises to a new tenant on the first day of the month immediately following the vacation date stipulation in
      Section VI paragraph #1 of this addendum, Landlord shall require and be granted by Tenant, at times other than Tenant's normal period of operation in effect at the time on or about said vacation date, unhindered access to the demised premises during the last two weeks of tenancy for the express purpose of making repairs, which repairs shall include, but not be restricted to: dry wall patching, spackling, painting, floor cleaning, equipment servicing, pipe repairs, and HVAC maintenance. Landlord warrants that during the last two weeks of Tenancy it will deliver the demised premises clean and usable on each day during Tenant's normal period of operation.

SECTION III - Alterations

1. CONSENT BY LANDLORD AND PERMITS - It is hereby covenanted and agreed that the Tenant shall not make alterations to any building(s) and/or property Tenant has rented or has been given access to by the Landlord without the express


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      written consent of the Landlord. In the event Tenant is authorized to make alterations, then Tenant shall be responsible for all permits and inspections as may be required by state and local building codes. If as a cause of Tenant's alterations and the governing ordinances shall require, Tenant shall secure as necessary, either a current Certificate of Occupancy or a Certificate of Conformance for the demised premises.

      (a) CONTRACTORS - Prior to commencement of any work by or for Tenant, Tenant shall furnish Landlord certificates evidencing the existence of the following insurance:

            (1) Worker's Compensation Insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises.

            (2) General liability insurance naming Landlord its designees, and Tenant as insureds, with limits of not less than $1,000,000 in the event of bodily injury to one person and not less than $2,000,000 in the event of bodily injury to any number of persons in any one occurrence, and with limits of not less than $100,000 for property damage. Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all times when the work to be performed for or by Tenant is in progress. All such insurance shall be in a company authorized to do business in New York, and all policies, or certificates therefore, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord.

                  Tenant agrees to compensate Landlord for the purpose of reviewing plans and Tenant shall pay for all reasonable costs incurred resulting from such review and inspections as Landlord may require.

            (3) Licenses: Any and all licenses to perform work as required by any and all municipalities, including, but not limited to those required by the Town of Smithtown, County of Suffolk and State of New York.

      (b) ELECTRICAL SYSTEM - The Tenant shall not, under any circumstances, make changes to the existing electrical service servicing the premises, the internal wiring leading from the distribution box/boxes to overhead lights, wall outlets, buss ducts, etc., without the prior written authorization of the Landlord. It is agreed that all electrical work shall be done by a licensed electrician and said work, at Landlord's sole discretion, may require Tenant to obtain New York Board of Fire Underwriter approval.

      (c) CARPETING - If the Tenant elects to install carpeting to cover any floor section(s) of the premises, a water soluble glue must be used to prevent damage to the floor in the event said carpeting is subsequently removed. Any such damage shall be considered the fault of the Tenant who will be responsible for any and all incurred expenses to restore the floor to its original condition. In the event Tenant occupies the demised premises with a carpet already "in-place" which the Tenant finds acceptable, then, if required at the end of tenancy, disposal of the in-place carpet shall be deemed to be Tenant's responsibility as set forth above for new installations.


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      (d)   EXTERIOR ARCHITECTURE - Tenant shall not change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the premises or of the building in which that same are located, or any part thereof.

      (e) SIGNS - Notwithstanding terms and conditions contained in the third Covenant of the pre-printed portion of the Lease, Tenant shall be permitted to affix to the building an identification sign no larger than eight square feet of sign area provided the design, color, and composition are approved by the Landlord in writing. Tenant must submit a sketch or photo of the proposed sign for approval. Placement of the sign will be at the sole discretion of the Landlord. No other signs are permitted in, about, or on the Flowerfield Park grounds unless specifically approved in writing by the Landlord. Landlord reserves the right to remove any non-conforming sign(s) and Tenant agrees to indemnify Landlord against any claims for any damages arising either directly, indirectly, or consequentially from any acts of Landlord in regards to the removal of said non-conforming sign(s). Tenant waives any and all claims against Landlord for the removal of any non-conforming signs.

            Tenant shall be entitled to a name-location plate on the main directory sign at no cost to the Tenant. The plate shall be consistent with other plates on the sign in both overall size, color, and layout. In the event Landlord does not provide said plate. Tenant agrees that its only remedy shall be solely the cash value of the plate itself. Landlord's acceptance of any name for listing on the Flowerfield Park Directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, if such covenants be applicable, to any sublease, assignment, or other occupancy of the demised premises.

      (f) TRADE FIXTURES - It is mutually agreed and understood that Tenant has caused to be installed; assumed in place either by purchase, lease, rental, default, or other manner or otherwise has the exclusive use of the herein defined trade fixtures listed below but not restricted to the following:

                                    SHELVING

                   -----------------------------------------

            It is agreed that it shall be Tenant's sole financial responsibility to remove Tenant's trade fixtures as have been defined herein. Tenant shall be solely responsible for reverting the demised premises to its original condition after vacation at the end of tenancy unless Landlord has directed, in writing, that certain improvements associated with the installation of the trade fixtures are considered attached to the freehold and, therefore, property of the Landlord.

      (g) REMOVAL AND REVERSION - It is further agreed that Tenant shall not remove or cause to be removed any fixtures, wiring, electrical panels, plumbing, fans,


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            equipment, water pipes, or any other installation that was "in place" in or about the demised premises at the onset of tenancy without the express written consent of the Landlord. Any and all improvements, changes, and/or additions to the demised premises shall be removed at Tenant's expense or left in place at the sole discretion of the Landlord. In no event may Tenant remove any electrical equipment that was in place in the demised premises prior to Tenant's tenancy.

            It is further agreed that if the herein defined lease shall be a successor to or in lieu of another lease between Landlord and Tenant for these demised premises and said prior lease would run continuously or concurrently if not terminated, it is understood that Landlord does not waive nor is Landlord diminished with respect to any claims for removal or reversion which may have been perfected by any prior leases as stipulated herein, by virtue of this lease.

SECTION IV - Use Restrictions

1. ZONING - It is mutually agreed and understood that in the event the Tenant's use of the premises is held to be in violation of the Town or Local law or ordinances, the lease shall after Tenant has had a reasonable amount of time to cure the defect be considered and will be terminated by mutual consent and there shall be no further obligation on the part of either Landlord or Tenant.

      VARIANCE OR SPECIAL EXCEPTION - TENANT - In the event a variance or special exception is required by the zoning ordinances for the specific use provision or occupancy required by Tenant, any and all costs, such as filing and legal fees, related to the filing and/or securing of a variance or special exception shall be borne solely by the Tenant.

      VARIANCE OR SPECIAL EXCEPTION - LANDLORD - Landlord warrants to make available existing, on a best efforts basis, survey maps, building permits, Certificates of Occupancy, and other documents required by Tenant in its filing. There shall be no warranty, either express or implied, that documents, if any, tendered by Landlord shall be complete, ample, or sufficient for the purposes required by the Tenant. Landlord, at its sole discretion, may elect not to permit tenancy if restrictive covenants are attached to the variance or special exception such that observance of the restrictive covenants would negatively impact Landlord or other tenants at Flowerfield.

2. SUBLET AND ASSIGNMENT - Tenant shall not assign this Lease without Landlord's written consent, which it shall not unreasonably withhold. Landlord shall not withhold such consent if the proposed time of assignee's financial standing and responsibility at the time of such proposed assignment is sufficient to give Landlord reasonable assurance of the payment of all rents and other amounts required under this Lease, and of compliance with all other terms, covenants, provisions, and conditions hereof upon such an assignment. Tenant shall thereafter be released from all liability arising or accruing hereunder except for latent defects not discovered by Landlord upon assignment, provided such assignee shall execute, acknowledge, and deliver to Landlord an assumption agreement, in form and substance satisfactory to it, whereby such assignee agrees to observe, perform and keep, all of the terms,


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      provisions, covenants, and conditions required to be observed, performed and kept as Tenant hereunder.

3. NON-NUISANCE - The Tenant agrees to conduct its work operations within the demised premises in such manner as to be considered nuisance-free to other Tenants and the Landlord, and to perform good "housekeeping" practices in order to satisfactorily conform to the Town of Smithtown, County of Suffolk, and State of New York applicable laws and ordinances. As the demised premises will be subject to periodic, unannounced inspection by the Building, Environmental, and Fire Inspectors having the authority to cite any found violations which might have a detrimental effect on the Tenant, the Landlord, or other tenants' business operation or fire insurance premium rates, the Landlord reserves the right to conduct its own inspections and request the Tenant to take any required corrective action within a reasonable period of time. In the event the Tenant, upon receipt of a violation notice from Town, County, or State Officials; Fire Insurance Underwriter inspectors; or the Landlord, fails to correct the condition within a reasonable period of time, then the Tenant shall be considered to have violated the terms and conditions of this lease thus causing its termination as a contractual agreement between the Tenant and the Landlord.

4. PAINT SPRAYING - Tenant and Landlord mutually agree that Tenant will not perform any paint spraying in the demised premises unless the Tenant has paint spray booth that meets Federal, State and Local safety and fire requirements and the express written consent of the Landlord. Further it is agreed that Tenant shall handle all flammable materials in a manner consistent with Local and State fire regulations, and will utilize the appropriate safety cans designed for specific flammable materials and a properly vented safety storage cabinet for the storage of flammable materials.

5. ACTIVITY RESTRICTIONS - The Tenant further agrees that he will not engage in any of the following activities without the prior knowledge and written consent of the Landlord:

      (a) No Fire Sale: Conduct or permit any fire, bankruptcy, auction, or "going out of business" sale (whether real or fictitious) in the premises, or utilize any unethical method of business operation.

      (b) Not Use Building Apron: Use, or permit to be used, the sidewalk adjacent to, or any other space outside, the premises for display, sale or any other similar undertaking.

      (c) Not Misuse Plumbing Facilities: Use the plumbing facilities for disposal of any materials destructive to the physical plumbing or facilities, whether through the utilization of so-called "disposal" or similar units or otherwise. The plumbing facilities shall include all interior drains and exterior cry wells, collection basins, sumps, and road drains. Not dispose of any materials that are environmentally unacceptable to the local, state or Federal governments. In the event the Tenant misuses any plumbing facility, the Landlord shall have the right to immediately have the affected facility properly cleaned and restored and charge the Tenant any and all associated costs.

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      (d)   No Liens: Subject any fixtures, furnishings or equipment in or on the premises and affixed to the realty, to any mortgages, liens, conditional sales agreements or encumbrances.

      (e) Not damage the premises: Perform any act or carry on any practice which may damage, mar or deface the premises or any other part of Flowerfield. Damage shall also be construed as resin, epoxy materials, lacquer paints, glues, or any other material which may become affixed to Landlord's walls, floors, ceiling, and fixtures as a result of actions of Tenant and require special treatment for removal. Tenant shall be required, at its expense, to restore the demised premises to its original condition less normal wear and tear.

      (f) Freight Handling Equipment: Use any fork-lift truck, tow, or any other machine for handling freight in the premises, unless the same equipment, if powered, be powered by electricity or propane.

      (g) Not Exceed Floor Loads: Place a load on any floor in the interior delivery system, if any, or in the premises exceeding the floor load per square foot which such floor was designed to carry, or install, operate or maintain therein any heavy item of equipment, except in such manner as to achieve a proper distribution of the weight.

      (h) Not Exceed Electrical Load: Install, operate, or maintain in the premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as determined by Landlord in light of the overall system and requirements thereof in Flowerfield, or which does not bear Underwriter's approval.

      (i) Not Tamper with LILCO or Landlord's "house" Electric Meters: Tenant is expressly prohibited from tampering with electric meters in any manner whatsoever which would alter the meter's measurement of electric use. Tenant will hold Landlord harmless from all civil claims, fines, and expenses and any criminal action resulting from tampering with electric meters.

SECTION V - Financial Obligations of Tenant - Escalators, Penalties, and
            Remedies

1. RENT SECURITY - At the time this lease is signed by both parties, the Tenant shall pay to the Landlord the sum of $16,902.19 as the first month's rent and the additional sum of $18,100.00 "security" guaranteeing Tenant conformance to the terms and conditions of this lease. It is mutually agreed and understood that Tenant was required to maintain $18,100.00 security on deposit with the Landlord conforming to the terms and conditions of a lease ending FEBRUARY 29, 1992 as extended under its option provision. Tenant requests and Landlord agrees to apply the existing security, if any, to this lease. Tenant therefore shall pay the Landlord the shortfall of $-0- plus any outstanding security monies due under the prior lease which is the difference between the existing security and the new security required above.


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      Said security payment of $18,100.00 shall be deposited, by the Landlord, in an interest bearing account and henceforth, for the duration of the lease term, the Tenant shall receive, from the Landlord a return on said deposit at a rate not less than the current Chemical Bank, and/or its successor(s) passbook rate less .25% nor more than 8.0% per annum. Actual return to be determined by the current market rates as defined herein. Said payments to be made annually to the Tenant.

      The following schedule shall apply for the calculation of monthly interest rates which rate is based on the current annualized average monthly yield on money market accounts at Chemical Bank and Loan or its successors:

           Money Market Average               Tenant Monthly Interest            Landlord
           Monthly Yield Annualized           Rate Accrued - annualized          Yield
           ------------------------           -------------------------          --------
           Curr Money Market rate but not
           less than passbook to 5.50%           actual yield -.25%                 .25%
           From 5.501% to 6.7499%                    5.25%                     0.25 to 1.499%
           From 6.75 to 9.5%                   5.25%+curr yield-6.75%                1.5%
           From 9.501 and up                         8.00%                    curr yield-8.0%

      It is agreed that on each anniversary date of this lease, Tenant shall be required to deposit additional security in the amount of the difference between the monthy rental rate in effect on the current anniversary date and the monthly rate in effect on the prior year's anniversary date.

      It is mutually agreed that the security money deposited with the Landlord is considered as a guarantee that the Tenant shall conform to all the covenants, addenda, terms and conditions of this lease. The security deposit or any part thereof may be applied by the Landlord with no prior notice to cure any default of Tenant under this lease and upon notice by Landlord of such application, the Tenant shall replenish the security deposit in full by promptly paying to the Landlord the amount so applied within ten days from receipt of said notice. It is further understood and agreed that the amount set forth in any notice as being the amount required by the Landlord to maintain the security deposit at the proper amount shall be deemed additional rent and failure to pay same shall be a default in the payment of additional rent resulting in the Landlord having the option to exercise all of its remedies pursuant to this agreement.

      Under no circumstances shall the security deposit be considered as an advance payment of the rent for the ending month(s) of this lease. Said deposit will be retained by the Landlord until after the Tenant has vacated the premises at which time the Landlord shall inspect the premises to determine if any damage has been caused by Tenant. If none exists, then the deposit will be returned to the Tenant, otherwise the deposit will be considered applicable to any necessary repairs to be made by Landlord, reasonable wear and tear excepted.

2.    (a)   FIRE INSURANCE - Notwithstanding Covenant Twenty-third of the pre-printed portion of this lease, it is understood and agreed that in the event the fire insurance premium on the demised building, where Tenant is renting a portion thereof, is raised by virtue of the business


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            conducted by the Tenant in the premises, the Tenant will pay the
            Landlord the amount of said increase.

      (b) LIABILITY INSURANCE - Public Liability and Other Insurance: Tenant covenants to provide on or before the commencement of the demised term and to keep in force during the demised term a comprehensive liability policy of insurance, including property damage, insuring Tenant and Gyrodyne Company of America, Inc. as Landlord as an additional named insured under the policy against any liability for injury to persons and/or property and death of any person(s) occurring in on or about the premises, or any appurtenances thereto. Such policy or policies to be written by one or more responsible insurance companies authorized to do business by the State of New York satisfactory to Landlord and the limits of liability thereunder shall not be less than the amount of One Million ($1,000,000) dollars in respect to any one person injured or killed, not less than the amount of Two Million ($2,000,000) dollars in respect to any one accident, and not less than the amount of One Hundred Thousand ($100,000) dollars in respect to property damages.

            All such insurance may be carried under the blanket policy covering the premises and any other Tenant's properties. Tenant agrees to deliver to Landlord, at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy either a duplicate or a certificate and true copy of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment thereof and including an endorsement which states that such insurance may not be canceled, except upon ten (10) days written notice to Landlord and only designee(s) of Landlord, and complete waiver of all rights of subrogation against the Landlord, its' servants, agents and/or employees.

3. BROKER - The Tenant warrants and represents that no broker unless otherwise set forth in this agreement and if one is set forth herein no other broker is involved in the negotiation of the lease, nor in any of the transactions connected therewith and agrees to indemnify and save harmless the Landlord from any claim for brokerage commissions due to acts of the Tenant.

4. LEASE TERM AND ADJUSTMENTS - The term period of this lease shall be from SEPTEMBER 1, 1992 through AUGUST 31, 1997. The base annual rent for the first year of the lease term period shall be $202,826.28 payable in monthly installments of $16,902.19 each. Said rent being subject to adjustments as follows:

      (a) REAL ESTATE TAXES - $25,814.00 ($1.05 x 24,585 sq.ft.) of the base annual rent is allocated to the Landlord's real estate tax on the "Flowerfield" property which includes Building #17 and the demised premises therein. It is agreed that if at any time the Town of Smithtown, N.Y. or the Town of Brookhaven levies a tax increase, whether in the form of a rate increase or assessment change on the property, which increase shall be effective during any portion of the lease term, then there will be an adjustment in the annual rent which will be computed on the basis of the percentage of tax change multiplied by the $25,814.00. The resultant, converted to a monthly charge, if in excess


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            of $.02/sqft, shall be added to the monthly rental rate in effect at that time; otherwise, a single building will be made during either January or February, annually, as applicable. Tenant shall receive annually from Landlord Landlord's computation for allocated real estate taxes. Landlord reserves the right to reallocate its tax distribution provided said reallocation does not increase Tenant's tax burden, other than as would otherwise be provided hereinbefore, during the then current or succeeding tax year.

      (b) HEAT/FUEL OIL COST - The base annual rent includes the Landlord's cost for supplying heat to the demised premises. Said cost factor being set at the "peg" price of oil at $.85 per gallon (including NYS Sales Tax, NYS Use Tax, propane gas, associated electric costs, service and boiler insurance). Thus, if at any time after the commencement of this lease and the end of the lease term period, the cost per gallon of oil increases above the "peg" price, the rent will be adjusted at the rate of $.01 per year per square foot of space (24,585 sq.ft.) for each $.01 per gallon increase. This annual rent adjustment will be converted to a monthly charge and added to the rent in effect at that time.

      (c) INSURANCE - The base annual rent includes the Landlord's cost for building, general liability, and related insurance. $11,309.00 ($.46 x 24,585 sq.ft.) of the base annual rent is allocated to the Landlord's insurance requirements. The cost per square foot of $.46 is predicated on a 164,413 sq.ft. rental base and a premium base of $75,900.68 for the current period. In the event in any lease year, the premium for Landlord's insurance requirements covering the leased premises increases over the premium amount in effect on the date of execution of this agreement, within ten (10) days from receipt of notification, the Tenant shall pay its proportionate share of said increase to the Landlord. Said obligation shall be deemed additional rent, and Tenant's proportionate share of said increase shall be computed on the basis of the percentage increase in insurance costs multiple by the $11,309.00. Notification by Landlord shall be deemed conclusive if sent in writing, setting forth the computations resulting in a statement as to Tenant's proportionate liability. Notwithstanding anything else contained herein to the contrary, this obligation of the Tenant shall remain in full force and effect even if the Landlord elects to self-insure provided the Landlord presents a statement in writing showing what the premium amount would be and the increase if the Landlord had elected not to self-insure.

      (d)   VOID

      (e)   VOID

      (f) COST OF LIVING ADJUSTMENT - On each anniversary date of this lease, there will be a "Cost of Living (C.O.L.)" rent adjustment based upon a flat 6.5% increase per annum calculated on an initial anniversary date base of $144,806.28.

5. SECURITY GUARDS - The Tenant hereby agrees that if in the Landlord's sole discretion, security services must be retained in order to protect and/or monitor the buildings and/or grounds wherein the demised premises are located, then and in that event the Tenant shall pay to the Landlord on a


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
Page 16 of 21                                            Carco Group, Inc. LEASE


      monthly basis its proportionate share of said expenses for security services. Landlord has determined that security services, if provided, during the 1993 calendar year, January 1st through December 31st, shall be assessed at the rate of $10.80 per month per 1,000 square feet of rented space based on a budgeted cost of $21,132.00 apportioned over a 164,413 sq.ft. rental base. Tenant currently occupies 24,585 square feet of space which will result in an annualized charge of $3,196.00 ($.13 x 24,585 sq.ft.) which amount shall be converted to a monthly charge and deemed additional rent. The computed square footage charge for security services shall be subject to a single annual adjustment on January 1st of each year.

6. ACCOUNTING METHODS - It is understood and agreed that upon presentation to the Tenant of any computation with respect to rent, and/or additional rent, or utilities, or computations as to the amount of money to be paid by the Tenant concerning any obligation referred to in this lease to be performed by the Tenant, provided said computations are predicated upon reasonable accounting methods and procedures, then and in that event, computations of the Landlord shall be deemed conclusive and binding upon Tenant's obligation to make payments in accordance with those computations. In the event of a dispute regarding an amount computed by Landlord Tenant shall make such payment into the escrow account of Landlord's lawyer. Tenant will notify Landlord in writing of its intent to dispute the amount paid. All disputes regarding such computations will be resolved by arbitration under supervision of the Fourth District Court of Suffolk County.

7. LATE PAYMENT PENALTIES - Rent and any other Tenant incurred charges appearing on the Landlord's monthly invoices are due and payable to the Landlord on the first day of each month. There will be a four day grace period through the fifth day of the month for the payment of such due bills. However any such unpaid bills after said date will be assessed at the late charge rate of $3.00 per day or 2% per month, whichever is higher, computed from the first day of the month in which said bill is due, to the date of payment to the Landlord. This late charge shall be cumulative and be deemed an additive to the rent for the month such due bill is issued. Late Charges run concurrently (for example: October and November rents are paid December 1st, therefore, a total late penalty of $273.00 would be applicable - $183.00 for the 61 days outstanding on the October rent and $90.00 for the 30 days outstanding on the November rent.)

      Tenant's post-dated check will be considered subject to the above assessment if the check date exceeds the above stated payment deadline.

      In the event a Tenant check fails bank clearance for any reason, the Landlord shall charge the Tenant with a $20.00 penalty fee to cover bank and administrative costs. If the Tenant fails to correct this deficiency and has not paid the Landlord the monies due by the tenth day of the month, then the late charge as set forth above shall be applicable.

      The Landlord's failure to demand or collect said late charges shall in no way be deemed a waiver of any right thereto or any other rights or remedies that the Landlord may have under the terms of this lease, by summary proceedings or otherwise.


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
Page 17 of 21                                            Carco Group, Inc. LEASE


      KEYS - Landlord shall provide Tenant keys to the demised premises. Upon receipt thereof, it will be the Tenant's responsibility to safeguard these items. The loss of a key(s) will entail a charge to cover its replacement. If such loss results in the necessity of replacing the lock, then a charge will be levied against the Tenant for such replacement cost. The charge for a lost key is Ten ($10.00) dollars; a door lock is Forty ($40.00) dollars.

      Key Number: TENANT SPECIAL         Number of Keys __________________

      Main Gate Keys:    ISSUED
      Lot #17 Gate Keys: ISSUED

8. ADDITIONAL RENT - Any and all payments and/or expenses required to be paid by the Tenant shall be deemed additional rent and rent if same are due the Landlord or in the event the Landlord expends said monies on behalf of the Tenant for which the Tenant has an obligation to reimburse the Landlord.

9. CESSATION OF UTILITIES - For the purposes of this covenant, utilities shall mean Heat and Electric. In the event of a dispute, Tenant shall have the right to remit to Landlord's designated escrow agent, solely and specifically those amounts which are in dispute, to be retained in escrow account until such dispute is resolved. It is the intent of this covenant that Tenant shall remit utility payments to the full extent of the undisputed amount. For instance in the case of an electric invoice, if a bill includes charges for lighting and air conditioning usage, and the dispute pertains specifically to the lighting charge, the remittance shall be in full for the air conditioning charge and that portion of the undisputed lighting charge. Further, if the dispute is predicated upon an applicable rate or distribution formula covering the entire bill, the escrow payment is restricted to the percentage or pro rate amount in dispute. Remittances conveyed to the escrow agent will halt the tolling of the grace period indefinitely as herein provided.

10. NOTICES AND SERVICE OF PROCESS - Any notice or demand which under the terms of this lease or under any statute must or may be given or made by the parties hereto or legal documents including, but not limited to, those documents commencing legal action and/or proceedings shall be in writing and shall be deemed properly served upon both parties hereto if served personally or by mailing same through the U.S. mail to either the address of the Tenant as stated in the pre-printed portion of the lease or the initialed Tenant Fact Sheet or to any of the personal guarantors of said lease. If and when said service is made, both parties hereby waive any jurisdictional defects and/or claims of improper service.

11. DEFAULT - Tenant hereby agrees that in the event Tenant breaches the terms and conditions of this lease for two consecutive monthly periods or three times in any 12 month period, same shall be deemed a default thereby permitting the Landlord, at its option to terminate this Lease as per the terms and conditions of said Lease provided Tenant has been given reasonable notice of said breach.

12. RENT ACCELERATION - Anything herein to the contrary notwithstanding, the premises herein mentioned are demised for the whole term with the whole amount of rent herein reserved, due and payable at the time of the making of


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      this lease and the payment of rent in installments as herein provided is for the convenience of the Tenant only. If default by the Tenant in the making of any installment payment of rent occurs, then the whole of the rent reserved for the whole period shall then become due and payable to the Landlord without notice or demand. In connection with the proposed accelleration of rental payments contemplated under this clause, the Landlord agrees to forego any of the provisions based on Addendum Covenant Sections III(1)a, III(1)b, and IV(1), herein which by the language thereof whether with or without notice, allows the Landlord to either declare a default or a termination of the lease and agrees that it is the understanding of the parties hereto that before the rental acceleration clause hereinafter set forth shall be triggered there must be a judicial determination that the acts of commission and or omission are such that under the provisions of the lease these acts of commission or omission result in violation of the lease warranting termination of said lease and then and only then upon such judicial declaration or determination that there shall be a legal responsibility on the part of the Tenant to pay the amount of the entire residual rent for the stated term plus any other items of damage allowed in the judicial decree. It is further agreed that if so paid the Tenant may continue his occupancy of said premises for the balance of the lease term provided that acts of Tenant shall not have resulted in the invalidation of the existing Certificate of Occupancy/Use so that no Certificate of Occupancy Use can be secured for the demised premises during the balance of Tenant's lease term.

      It is therefore further agreed that upon the judicial determination or declaration that due to acts of commission or omission on the part of the Tenant, that the lease is terminated, the Tenant will pay forthwith to Landlord a sum equal to the entire amount of the rent stipulated in this lease for the residue due of the stated term plus any other sums then due hereunder.

13. LANGUAGE PRECEDENCE - In the event of conflict between the pre-printed portion of this Lease and the Addendum hereto, the terms and conditions set forth in the Addendum shall control.

      HEADINGS - Headings used throughout this Lease are inserted for reference purposes only, and are not to be considered or taken into account in construing the terms or provisions of any covenant or paragraph hereof nor to be deemed in any way to qualify, modify or explain the effect of any such provisions or terms.

14. ATTORNEY'S FEES - All parties agree that $500 is reasonable as an attorney's fees if the matter is resolved after service of Notice of Petition and Petition and receipt of Tenant's response and prior to appearing in court. In the event any further papers not associated with the above resolution must be prepared and/or further expenditure of time is required, then, and in that event, Landlord shall be entitled to additional reasonable legal fees over and above the sum of $500 at the agreed upon stipulated reasonable sum of $175 per hour.

15. ADDRESS DESIGNATION - Landlord has the full right at any time to name and change the name of the building and property and to change the designated address of the building and property. The building and property may be named


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      after any person, firm or otherwise, whether or not the name is, or resembles, the name of a tenant of the building and property.

16. RIGHT OF FIRST REFUSAL - SUITES #21 & #24 - If at any time during the term of this Lease, Landlord shall receive a bona fide offer from any person to rent the premises known as Suite #21 (aka, the paint booth annex) and/or Suite #24 (aka, the paint booth) in building #17, Landlord shall inform Tenant of the proposed offer and of Landlord's intention to accept same.

      Tenant shall have the right within 10 days to match the terms of said offer in writing and within 30 days to rent either or both suites, as applicable, for the terms specified. If Tenant does not elect to match the third party's offer within the ten day period specified herein, Landlord may rent the premises to other than Tenant.

      In the event Tenant does not execute the right of first refusal specified herein, such right shall be extinguished upon consummation of said Lease.

      This provision applies to all Leases including Lease between Landlord and corporations or divisions controlled by Landlord.

SECTION VI - Vacation and Abandonment

1. HOLD-OVER - In the event this lease is not renewed and the Tenant has failed to vacate the premises prior to SEPTEMBER 1, 1997 then the Tenant agrees to pay the Landlord triple the monthly rent then applicable for each month or portion thereof that Tenant retains possession of the premises or any portion thereof, after the expiration or termination of this lease, and shall also pay all damages sustained by Landlord by reason of such retention of possession.

      In Addition, Tenant will also pay those other items of additional rent which would have been payable monthly pursuant to this lease, had this lease not expired.

      The provisions of this section shall not constitute a waiver by Landlord of any re-entry rights of the Landlord pursuant to other provisions contained herein or as provided by law. At the sole option of the Landlord, expressed by written notice to the Tenant, but not otherwise, such holding-over shall constitute a renewal of this lease for a period of one year on the terms and conditions herein set forth at triple the then current monthly rent. In the event the Landlord does not exercise said option, then as previously set forth, the Tenant shall pay the Landlord triple the then monthly rent during the hold-over period.

2 GUARANTEES - It is mutually agreed and understood that if Tenant after the conclusion of the hereinbefore defined lease term becomes a month-to-month tenant, a tenant at will, or a holdover tenant, all personal, business, and corporate guarantees applicable to the hereinbefore defined lease term shall unequivocal1y also apply to the extended lease term.

3.    (a)   ABANDONED PROPERTY - It is hereby understood and agreed that in the event the Tenant leaves any property on the demised premises for more


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            than fourteen days subsequent to the expiration of the within lease that said property is hereby deemed abandoned and the Landlord may dispose of said property at its option without any liability on the part of the Landlord. It is further understood and agreed that the Tenant waives any and all right, title and interest to said property, releases and waives any and all claims thereto and further agrees that the Tenant will be responsible to the Landlord for any and all expenses incurred by the Landlord concerning said property.

      (b) UNAUTHORIZED VEHICLES - It is understood and agreed that in the event any vehicles of any parties, their servants, agents and/or employees, invitees, licensees, subtenants, etc., are improperly parked on the grounds of the Landlord, the Landlord is hereby granted express permission to take any and all necessary steps to remove said vehicles including but not limited to the towing of said vehicles. For the purpose of this paragraph "improperly parked" shall mean any vehicle parked in a loading zone; parked in an area designated with a sign as a no parking zone; parked in other than a designated parking lot, parked overnight without the express permission of the Landlord, or parked overnight in other than a fenced-in reserved parking area. Any and all expenses relating to the removal of said vehicles and/or the safeguarding of said vehicles, if the Landlord elects to do so, shall be the responsibility of either the owner of the vehicles or the applicable tenant whose business led to said vehicles being on the grounds of the Landlord and said parties hereby agree to immediately reimburse the Landlord for said expenses together with interest at the rate of 2% per month and same shall constitute additional rent to which the failure to pay shall result in the Landlord exercising, at its option, any of the remedies provided for herein. The Tenant specifically waives any claim for damages arising from the removal of vehicles owned and/or operated by the Tenant, its servants, agents and/or employees and releases the Landlord from any such claims. In the event claims are made by third parties as a result of the removal of said vehicles or any damage caused to said vehicles, the Tenant hereby agrees to hold harmless, indemnify and defend the Landlord concerning said claims.

            In the event Tenant fails to comply with this provision, Tenant hereby appoints the Landlord as its Attorney in Fact, authorizing Landlord to execute all documents and take any action on behalf of Tenant to secure compliance herewith. Tenant hereby agrees that the exercising of said Power of Attorney by Landlord is proper and waives any and all claims concerning same.

            UNPLATED VEHICLES - It is agreed that motor vehicles without license plates constitute a special situation. Any unregistered motor vehicle parked on the Flowerfield premises will be subject to all the conditions herein above described and to a ten ($10.00) dollar per day parking fee effective after the first twenty-four hours of parking. In the event Tenant fails to comply with this provision, Tenant hereby appoints the Landlord as its Attorney in Fact, authorizing Landlord to execute all documents and take any action on behalf of Tenant to secure compliance herewith. Tenant hereby agrees that the exercising of said Power of Attorney by Landlord is proper and waives any and all claims concerning same.


Page 20 of 21                                            Carco Group, Inc. LEASE

Page 21 of 21                                            Carco Group, Inc. LEASE


      (c) WASTE - Tenant at expiration of Lease shall be solely liable for removal of any drums or containers over five gallons in addition to its other responsibilities. In the event the drums or containers are not removed, until such time that same are complied with, Tenant agrees not to demand return of any portion of its securities being held by Landlord. In addition thereto, the Tenant again appoints the Landlord as its Attorney in Fact to exercise any and all rights, and to execute any and all documents necessary to secure compliance with this provision. Tenant hereby approves of any actions taken by the Landlord pursuant to said Power of Attorney and waives any and all claims in relation thereto.

      (d) ENTIRE AGREEMENT - This Lease with attached pre-printed portion and Addendums is the complete agreement between Tenant and Landlord in its entirety with respect to the premises leased herein and cannot be changed, modified or terminated orally. There are no representations, agreement arrangements or understandings oral or written, between Tenant and Landlord up to the date of this Lease, which are not fully contained herein.

                            GYRODYNE COMPANY OF AMERICA, INC.

9-28-93                     /s/ Joseph [ILLEGIBLE] Sec'y - Treas
------------------          -------------------------------------------
(Date)                      (Landlord)


                            CARCO GPOUP, INC.

9-28-93                     /s/ Michael J. [ILLEGIBLE], Vice President
------------------          -------------------------------------------
(Date)                      (Tenant)


Page 21 of 21                                            Carco Group, Inc. LEASE

A 35--Lease, Business, Premises.                JULIUS BLUMBERG, INC., LAW BLANK
     Loft, Office or Store. 2-65                                      PUBLISHERS

This Lease made the 28th day of September 1993, between

      GYRODYNE COMPANY OF AMERICA, INC.

hereinafter referred to as LANDLORD, and

      CARCO GROUP, INC.

hereinafter jointly, severally and collectively referred to as TENANT.

      Witnesseth, that the Landlord hereby leases to the Tenant, and the Tenant hereby hires and takes from the Landlord An area deemed to be approximately 24,585 square feet of space Industrial in the building known as 7 Flowerfield, Suites 3,6,9,12, and 18 to be used and occupied by the Tenant AS ADMINISTRATIVE HEADQUARTERS FOR CARCO GROUP, INC. and for no other purpose, for a term to commence on SEPTEMBER 1, 1992, and to end on AUGUST 31, 1997, unless sooner terminated as hereinafter provided, at the ANNUAL RENT of TWO HUNDRED TWO THOUSAND EIGHT HUNDRED TWENTY-SIX DOLLARS AND TWENTY-EIGHT CENTS($202,826.28) WHICH SHALL BE SUBJECT TO ADJUSTMENT PURSUANT TO THE COVENANTS HEREIN AND ADDENDUM SECTION V, PARAGRAPHS 4(a),(b),(c) AND (f). $16,902.19 all payable in equal monthly instalments in advance on the first day of each and every calendar month during said term, except the first instalment, which shall be paid upon the execution hereof.

      THE TENANT JOINTLY AND SEVERALLY COVENANTS:

      FIRST.--That the Tenant will pay the rent as above provided.

REPAIRS

ORDINANCES AND VIOLATIONS

ENTRY

INDEMNIFY LANDLORD

      SECOND.--That, throughout said term the Tenant will take good care of the demised premises, fixtures and appurtenances, and all alterations, additions and improvements to either; make all repairs in and about the same necessary to preserve them in good order and condition, which repairs shall be, in quality and class, equal to the original work; promptly pay the expense of such repairs; suffer no waste or injury; give prompt notice to the Landlord of any fire that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force (except those requiring structural alterations), applicable to the demised premises or to the Tenant's occupation thereof, of the Federal, State and Local Governments, and of each and every department, bureau and official thereof, and of the New York Board of Fire Underwriters; permit at all times during usual business hours, the Landlord and representatives of the Landlord to enter the demised premises for the purpose of inspection, and to exhibit them for purposes of sale or rental; suffer the Landlord to make repairs and improvements to all parts of the building, and to comply with all orders and requirements of governmental authority applicable to said building or to any occupation thereof; suffer the Landlord to erect, use, maintain, repair and replace pipes and conduits in the demised premises and to the floors above and below; forever indemnify and save harmless the Landlord for and against any and all liability, penalties, damages, expenses and judgments arising from injury during said term to person or property of any nature, occasioned wholly or in part by any act or acts, omission or omissions of the Tenant, or of the employees, guests, agents, assigns or undertenants of the Tenant and also for any matter or thing growing out of the occupation of the demised premises or of the streets, sidewalks or vaults adjacent thereto; permit, during the six months next prior to the expiration of the term the usual notice "To Let" to be placed and to remain unmolested in a conspicuous place upon the exterior of the demised premises; repair, at or before the end of the term, all injury done by the installation or removal of furniture and property; and at the end of the term, to quit and surrender the demised premises with all alterations, additions and improvements in good order and condition.

MOVING INJURY SURRENDER

NEGATIVE COVENANTS

OBSTRUCTION SIGNS

AIR CONDITIONING

      THIRD.--That the Tenant will not disfigure or deface any part of the building, or suffer the same to be done, except so far as may be necessary to affix such trade fixtures as are herein consented to by the Landlord; the Tenant will not obstruct, or permit the obstruction of the street or the sidewalk adjacent thereto; will not do anything, or suffer anything to be done upon the demised premises which will increase the rate of fire insurance upon the building or any of its contents, or be liable to cause structural injury to said building; will not permit the accumulation of waste or refuse matter, and will not, without the written consent of the Landlord first obtained in each case, either sell, assign, mortgage or transfer this lease, underlet the demised premises or any part thereof, permit the same or any part thereof to be occupied by anybody other than the Tenant and the Tenant's employees, make any alterations in the demised premises, use the demised premises or any part thereof for any purpose other than the one first above stipulated, or for any purpose deemed extra hazardous on account of fire risk, nor in violation of any law or ordinance. That the Tenant will not obstruct or permit the obstruction of the light, halls, stairway or entrances to the building, and will not erect or inscribe any sign, signals or advertisements unless and until the style and location thereof have been approved by the Landlord; and if any be erected or inscribed without such approval, the Landlord may remove the same. No water cooler, air conditioning unit or system or other apparatus shall be installed or used without the prior written consent of Landlord.

      IT IS MUTUALLY COVENANTED AND AGREED, THAT

FIRE CLAUSE

      FOURTH.--If the demised premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, the damages shall be repaired by and at the expense of Landlord and the rent until such repairs shall be made shall be apportioned according to the part of the demised premises which is usable by Tenant. But if such partial damage is due to the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord's insurer, the damages shall be repaired by Landlord but there shall he no apportionment or abatement of rent. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, and for reasonable delay on account of "labor troubles", or any other cause beyond Landlord's control. If the demised premises are totally damaged or are rendered wholly untenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then or in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall be given as in Paragraph Twelve hereof provided, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord. If Tenant shall not be in default under this lease then, upon the termination of this lease under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof. If the damage or destruction be due to the fault or neglect of Tenant the debris shall be removed by, and at the expense of, Tenant.

EMINENT DOMAIN

      FIFTH.--If the whole or any part of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose then the term hereby granted shall cease from the time when possession of the part so taken shall be required for such public purpose and without apportionment of award, the Tenant hereby assigning to the Landlord all right and claim to any such award, the current rent, however, in such case to be apportioned.

LEASE NOT IN EFFECT

DEFAULTS

TEN DAY NOTICE

      SIXTH.--If, before the commencement of the term, the Tenant be adjudicated a bankrupt, or make a "general assignment," or take the benefit of any insolvent act, or if a Receiver or Trustee be appointed for the Tenant's property, or if this lease or the estate of the Tenant hereunder be transferred or pass to or devolve upon any other person or corporation, or if the Tenant shall default in the performance of any agreement by the Tenant contained in any other lease to the Tenant by the Landlord or by any corporation of which an officer of the Landlord is a Director, this lease shall thereby, at the option of the Landlord, be terminated and in that case, neither the Tenant nor anybody claiming under the Tenant shall be entitled to go into possession of the demised premises. If after the commencement of the term, any of the events mentioned above in this subdivision shall occur, or if Tenant shall make default in fulfilling any of the covenants of this lease, other than the covenants for the payment of rent or "additional rent" or if the demised premises become vacant or deserted, the Landlord may give to the Tenant ten days' notice of intention to end the term of this lease, and thereupon at the expiration of said ten days' (if said condition which was the basis of said notice shall continue to exist) the term under this lease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term and the Tenant will then quit and surrender the demised premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

RE-POSSESSION BY LANDLORD

RE-LETTING

WAIVER BY TENANT

      If the Tenant shall make default in the payment of the rent reserved hereunder, or any item of "additional rent" herein mentioned, or any part of either or in making any other payment herein provided for, or if the notice last above provided for shall have been given and if the condition which was the basis of said notice shall exist at the expiration of said ten days' period, the Landlord may immediately, or at any time thereafter, re-enter the demised premises and remove all person and all or any property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and re-possess and enjoy said premises together with all additions, alterations and improvements. In any such case or in the event that this lease be "terminated" before the commencement of the term, as above provided, the Landlord may either re-let the demised premises or any part or parts thereof for the Landlord's own account, or may, at the Landlord's option, re-let the demised premises or any part or parts thereof as the agent of the Tenant, and receive the rents therefor, applying the same first to the payment of such expenses as the Landlord may have incurred, and then to the fulfillment of the covenants of the Tenant herein, and the balance, if any, at the expiration of the term first above provided for, shall be paid to the Tenant. Landlord may rent the premises for a term extending beyond the term hereby granted without releasing Tenant from any liability. In the event that the term of this lease shall expire as above in this subdivision "Sixth" provided, or terminate by summary proceedings or otherwise, and if the Landlord shall not re-let the demised premises for the Landlord's own account, then, whether or not the premises be re-let, the Tenant shall remain liable for, and the Tenant hereby agrees to pay to the Landlord, until the time when this lease would have expired but for such termination or expiration, the equivalent of the amount of all of the rent and "additional rent" reserved herein, less the avails of reletting, if any, and the same shall be due and payable by the Tenant to the Landlord on the several rent days above specified, that is, upon each of such rent days the Tenant shall pay to the Landlord the amount of deficiency then existing. The Tenant hereby expressly waives any and all right of redemption in case the Tenant shall be dispossessed by judgment or warrant of any court or judge, and the Tenant waives and will waive all right to trial by jury in any summary proceedings hereafter instituted by the Landlord against the Tenant in respect to the demised premises. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

REMEDIES ARE CUMULATIVE

      In the event of a breach or threatened breach by the Tenant of any of the covenants or provisions hereof, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

LANDLORD MAY PERFORM

ADDITIONAL RENT

      SEVENTH.--If the Tenant shall make default in the performance of any covenant herein contained, the Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of the Tenant. If a notice of mechanic's lien be filed against the demised premises or against premises of which the demised premises are part, for, or purporting to be for, labor or material alleged to have been furnished, or to be furnished to or for the Tenant at the demised premises, and if the Tenant shall fail to take such action as shall cause such lien to be discharged within fifteen days after the filing of such notice, the Landlord may pay the amount of such lien or discharge the same by deposit or by bonding proceedings, and in the event of such deposit or bonding proceedings, the Landlord may require the lienor to prosecute an appropriate action to enforce the lienor's claim. In such case, the Landlord may pay any judgment recovered on such claim. Any amount paid or expense incurred by the Landlord as in this subdivision of this lease provided, and any amount as to which the Tenant shall at any time be in default for or in respect to the use of water, electric current or sprinkler supervisory service, and any expense incurred or sum of money paid by the Landlord by reason of the failure of the Tenant to comply with any provision hereof, or in defending any such action, shall be deemed to be "additional rent" for the demised premises, and shall be due and payable by the Tenant to the Landlord on the first day of the next following month, or, at the option of the Landlord, on the first day of any succeeding month. The receipt by the Landlord of any instalment of the regular stipulated rent hereunder or any of said "additional rent" shall not be a waiver of any other "additional rent" then due.

AS TO WAIVERS

      EIGHTH.--The failure of the Landlord to insist, in any one or more instances upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord. Even though the Landlord shall consent to an assignment hereof no further assignment shall be made without express consent in writing by the Landlord.

COLLECTION OF RENT FROM OTHERS

      NINTH.--If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than the Tenant the Landlord may collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and underletting, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of the Tenant from the further performance by the Tenant of the covenants herein contained on the part of the Tenant.

MORTGAGES

[VOID]

IMPROVEMENTS

      ELEVENTH.--All improvements made by the Tenant to or upon the demised premises, except said trade fixtures, shall when made, at once be deemed to be attached to the freehold, and become the property of the Landlord, and at the end or other expiration of the term, shall be surrendered to the Landlord in as good order and condition as they were when installed, reasonable wear and damages by the elements excepted.

NOTICES

[VOID]

NO LIABILITY

      THIRTEENTH.--The Landlord shall not be liable for any failure of water supply or electrical current, sprinkler damage, or failure of sprinkler service, nor for injury or damage to person or property caused by the elements or by other tenants or persons in said building, or resulting from steam, gas, electricity, water, rain or snow, which may leak or flow from any part of said buildings, or from the pipes, appliances or plumbing works of the same, or from the street or sub-surface, or from any other place, nor for interference with light or other incorporeal hereditaments by anybody other than the Landlord, or caused by operations by or for a governmental authority in construction of any public or quasi-public work, neither shall the Landlord be liable for any latent defect in the building,

NO ABATEMENT

      FOURTEENTH.--No diminution or abatement of rent, or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services," if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

RULES, ETC.

      FIFTEENTH.--The Landlord may prescribe and regulate the placing of safes, machinery, quantities of merchandise and other things. The Landlord may also prescribe and regulate which elevator and entrances shall be used by the Tenant's employees, and for the Tenant's shipping. The Landlord may make such other and further rules and regulations as, in the Landlord's judgment, may from time to time be needful for the safety, care or cleanliness of the building, and for the preservation of good order therein. The Tenant and the employees and agents of the Tenant will observe and conform to all such rules and regulations.

SHORING OF WALLS

[VOID]

VAULT SPACE

[VOID]

ENTRY

      EIGHTEENTH.--That during seven months prior to the expiration of the term hereby granted, applicants shall be admitted at all reasonable hours of the day to view the premises until rented; and the Landlord and the Landlord's agents shall be permitted at any time during the term to visit and examine them at any reasonable hour of the day, and workmen may enter at any time, when authorized by the Landlord or the Landlord's agents, to make or facilitate repairs in any part of the building; and if the said Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, the Landlord or the Landlord's agents may forcibly enter the same without rendering the Landlord or such agents liable to any claim or cause of action for damages by reason thereof (if during such entry the Landlord shall accord reasonable care to the Tenant's property) and without in any manner affecting the obligations and covenants of this lease; it is, however, expressly understood that the right and authority hereby reserved, does not impose, nor does the Landlord assume, by reason thereof, any responsibility or liability whatsoever for the care or supervision of said premises, or any of the pipes, fixtures appliances or appurtenances therein contained or therewith in any manner connected.

NO REPRESENTATIONS

      NINETEENTH.--The Landlord has made no representations or promises in respect to said building or to the demised premises except those contained herein, and those, if any, contained in some written communication to the Tenant, signed by the Landlord. This instrument may not be changed, modified, discharged or terminated orally.

ATTORNEY'S FEES

      TWENTIETH.--If the Tenant shall at any time be in default hereunder, and if the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, then the Tenant will reimburse the Landlord for the expense of attorneys' fees and disbursements thereby incurred by the Landlord, so far as the same are reasonable in amount. Also so long as the Tenant shall be a tenant hereunder the amount of such expenses shall be deemed to be "additional rent" hereunder and shall be due from the Tenant to the Landlord on the first day of the month following the incurring of such respective expenses.

POSSESSION

      TWENTY-FIRST.--Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, or due to a prior Tenant wrongfully holding over or any other person wrongfully in possession or for any other reason: in such event the rent shall not commence until possession is given or is available, but the term herein shall not be extended.

THE TENANT FURTHER COVENANTS:

IF A FIRST FLOOR

[VOID]

INCREASED FIRE INSURANCE RATE

      TWENTY-THIRD.--If by reason of the conduct upon the demised premises of a business not herein permitted, or if by reason of the improper or careless conduct of any business upon or use of the demised premises, the fire insurance rate shall at any time be higher than it otherwise would be, then the Tenant will reimburse the Landlord, as additional rent hereunder, for that part of all fire insurance premiums hereafter paid out by the Landlord which shall have been charged because of the conduct of such business not so permitted, or because of the improper or careless conduct of any business upon or use of the demised premises, and will make such reimbursement upon the first day of the month following such outlay by the Landlord; but this covenant shall not apply to a premium for any period beyond the expiration date of this lease, first above specified. In any action or proceeding wherein the Landlord and Tenant are parties, a schedule or "make up" of rate for the building on the demised premises, purporting to have been issued by New York Fire Insurance Exchange, or other body making fire insurance rates for the demised premises, shall be prima facie evidence of the facts therein stated and of the several items and charges included in the fire insurance rate then applicable to the demised premises.

WATER RENT

SEWER

      TWENTY-FOURTH.--If a separate water meter be installed for the demised premises, or any part thereof, the Tenant will keep the same in repair and pay the charges made by the municipality or water supply company for or in respect to the consumption of water, as and when bills therefor are rendered. If the demised premises, or any part thereof, be supplied with water through a meter which supplies other premises, the Tenant will pay to the Landlord, as and when bills are rendered therefor, the Tenant's proportionate part of all charges which the municipality or water supply company shall make for all water consumed through said meter, as indicated by said meter. Such proportionate part shall be fixed by apportioning the respective charge according to floor area against all of the rentable floor area in the building (exclusive of the basement) which shall have been occupied during the period of the respective charges, taking into account the period that each part of such area was occupied. Tenant agrees to pay as additional rent the Tenant's proportionate part, determined as aforesaid, of the sewer rent or charge imposed or assessed upon the building of which the premises are a part.

ELECTRIC CURRENT

      TWENTY-FIFTH.--That the Tenant will purchase from the Landlord, if the Landlord shall so desire, all electric current that the Tenant requires at the demised premises, and will pay the Landlord for the same, as the amount of consumption shall be indicated by the meter furnished therefor. The price for said current shall be the same as that charged for consumption similar to that of the Tenant by the company supplying electricity in the same community. Payments shall be due as and when bills shall be rendered. The Tenant shall comply with like rules, regulations and contract provisions as those prescribed by said company for a consumption similar to that of the Tenant.

SPRINKLER SYSTEM

      TWENTY-SIXTH.--If there now is or shall be installed in said building a "sprinkler system" the Tenant agrees to keep the appliances thereto in the demised premises in repair and good working condition, and if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the State or local government requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or if such changes, modifications, alterations, additional sprinkler heads or other equipment in the demised premises are necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any Fire Insurance Company, the Tenant will at the Tenant's own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. As additional rent hereunder the Tenant will pay to the Landlord, annually in advance, throughout the term $ a prorate portion 56.7% toward the contract price for sprinkler supervisory service.

SECURITY

      TWENTY-SEVENTH.--The sum of see paragraph #1 of Addendum Section V
Dollars is deposited by the Tenant herein with the Landlord herein as security for the faithful performance of all the covenants and conditions of the lease by the said Tenant. If the Tenant faithfully performs all the covenants and conditions on his part to be performed, then the sum deposited shall be returned to said Tenant.

NUISANCE

      TWENTY-EIGHTH.--This lease is granted and accepted on the especially understood and agreed condition that the Tenant will conduct his business in such a manner, both as regards noise and kindred nuisances, as will in no wise interfere with, annoy, or disturb any other tenants, in the conduct of their several businesses, or the landlord in the management of the building; under penalty of forfeiture of this lease and consequential damages.

BROKERS COMMISSIONS

      TWENTY-NINTH.--The Landlord hereby recognizes NO BROKER as the broker who negotiated and consummated this lease with the Tenant herein, and agrees that if, as, and when the Tenant exercises the option, if any, contained herein to renew this lease, or fails to exercise the option, if any, contained therein to cancel this lease, the Landlord will pay to said broker a further commission in accordance with the rules and commission rates of the Real Estate Board in the community. A sale, transfer, or other disposition of the Landlord's interest in said lease shall not operate to defeat the Landlord's obligation to pay the said commission to the said broker. The Tenant herein hereby represents to the Landlord that the said broker is the sole and only broker who negotiated and consummated this lease with the Tenant.

WINDOW CLEANING

[VOID]

VALIDITY

      THIRTY-FIRST.--The invalidity or unenforceability of any provision of this lease shall in no way affect the validity or enforceability of any other provision hereof.

EXECUTION & DELIVERY OF LEASE

      THIRTY-SECOND.--In order to avoid delay, this lease has been prepared and submitted to the Tenant for signature with the understanding that it shall not bind the Landlord unless and until it is executed and delivered by the Landlord.

EXTERIOR OF THE PREMISES

[VOID]

PLATE GLASS

      THIRTY-FOURTH.--The Landlord shall replace at the expense of the Tenant any and all broken glass in the skylights, doors and walls in and about the demised premises. The Landlord may insure and keep insured all plate glass in the skylights, doors and walls in the demised premises, for and in the name of the Landlord and bills for the premiums therefor shall be rendered by the Landlord to the Tenant at such times as the Landlord may elect, and shall be due from and payable by the Tenant when rendered, and the amount thereof shall be deemed to be, and shall be paid as, additional rent.

WAR EMERGENCY

      THIRTY-FIFTH.--This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

THE LANDLORD COVENANTS

QUIET POSSESSION

      FIRST.--That if and so long as the Tenant pays the rent and "additional rent" reserved hereby, and performs and observes the covenants and provisions hereof, the Tenant shall quietly enjoy the demised premises, subject, however, to the terms of this lease, and to the mortgages above mentioned, provided however, that this covenant shall be conditioned upon the retention of title to the premises by Landlord.

ELEVATOR HEAT

[VOID]

      And it is mutually understood and agreed that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

      In Witness Whereof, the Landlord and Tenant have respectively signed and sealed these presents the day and year first above written,


                                  /s/ Joseph [ILLEGIBLE], Sec'y - Treas
                                  --------------------------------------[L. S.]
                                                                      Landlord
                                  GYRODYNE COMPANY OF AMERICA, INC.

IN PRESENCE OF:


                                  /s/ Michael J. Giordano, Vice President
                                  --------------------------------------[L. S.]
                                                                        Tenant
                                  CARCO GROUP, INC.

State of New York, County of                ss:

     On the           day of       19  , before me personally came
                  , to me known, who, being by me duly sworn, did depose and say
that he resides at                       ; that he is                         of
                    , the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

State of New York, County of                ss:

     On the           day of       19  , before me personally came
                 , to me known, who, being by me duly sworn, did depose and say
that he resides at                              ; that he is        of

                    , the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

State of New York, County of                ss:

     On the           day of        19  , before me personally came

to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged that he executed the same.

State of New York, County of                ss:

     On the           day of        19   , before me personally came
                        , subscribing witness to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did depose and say, that he resided, at the time of the execution of said instrument, and
still resides, in                 that he is and then was acquainted with
                           , and knew             to be                     the
individual described in and who executed the foregoing instrument; and that he,
said subscribing witness, was present and saw              execute the same;
and that he, said witness, thereupon at the same time subscribed his name as witness thereto.

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BUILDING _______________________________________________________________________

Premises________________________________________________________________________

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                                                                        Landlord

                                       to

                                                                          Tenant

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                                   L E A S E

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                                    GUARANTY

      In consideration of the letting of the premises within mentioned to the Tenant within named, and of the sum of One Dollar, to the undersigned in hand paid by the Landlord within named, the undersigned hereby guarantees to the Landlord and to the heirs, successors and/or assigns of the Landlord, the payment by the Tenant of the rent, within provided for, and the performance by the Tenant of all of the provisions of the within lease. Notice of all defaults is waived, and consent is hereby given to all extensions of time that any Landlord may grant.

      Dated,                  19


                                            ______________________________L.S.

STATE OF NEW YORK       COUNTY OF SUFFOLK             ss:

      On this                day of                 , 19  , before me personally
appeared                        to me known and known to me to be the individual
described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.